UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

ACRES COMMERCIAL REALTY CORP.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply:

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ACRES COMMERCIAL REALTY CORP.

390 RXR Plaza Uniondale, NY 11556

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on Thursday, June 8, 2023

To the Stockholders of ACRES COMMERCIAL REALTY CORP.:

You are cordially invited to attend the annual meeting of stockholders of ACRES COMMERCIAL REALTY CORP., a Maryland corporation, to be held virtually at www.virtualshareholdermeeting.com/ACRES2023 on June 8, 2023, at 11:00 a.m. (the “Meeting”), for the following purposes:

1.
To elect the nine directors named in the enclosed proxy statement to serve until the next annual meeting of stockholders in 2024.
2.
To vote on a non-binding resolution to approve the compensation of our named executive officers (the

“Say on Pay” vote).

3.
To vote on a non-binding proposal for the frequency of future advisory votes on the compensation of our named executive officers (the “Frequency of the Say on Pay” vote).
4.
To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for ACRES Commercial Realty Corp. for the fiscal year ending December 31, 2023.
5.
To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

We invite all of our stockholders to attend the Meeting, though only stockholders of record at the close of business on April 11, 2023, which we refer to as the record date, will be entitled to vote. You can vote your shares by proxy online, by telephone, by regular mail or at the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting at www.virtualshareholdermeeting.com/ACRES2023 and for 10 days before the Meeting at our offices at 390 RXR Plaza, Uniondale, New York.

Whatever method you choose, we recommend that you vote in advance of the Meeting. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you received a hard copy of the Proxy Statement, on the enclosed proxy card. You can choose to receive proxy materials by mail or e-mail if you request them and you continue to have the right to vote by mail, as well as by telephone and on the Internet.

By order of the Board of Directors,
Jaclyn A. Jesberger, Secretary
April 14, 2023

YOUR VOTE IS IMPORTANT

Instead of mailing a printed copy of our proxy materials to all of our stockholders, we are using the “Notice and Access” method of providing proxy materials to stockholders via the Internet. This process provides stockholders with a convenient and quick way to access the proxy materials and vote, while allowing us to conserve natural resources and reduce the costs of printing and mailing these materials. Accordingly, on or about April 14, 2023, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record on our books at the close of business on April 11, 2023, which is the record date for the Meeting, and will post our proxy materials on the website referenced in the Notice. As more fully described in the Notice, stockholders may choose to access our proxy materials on the website referred to in the Notice or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request receipt of proxy materials in printed form by mail, or electronically by email, on an ongoing basis.

If you are a stockholder of record, you may vote in one of the following ways:

•
Vote over the Internet, by going to www.proxyvote.com (have your Notice or proxy card in hand when you access the website);
•
Vote by Telephone, by calling the toll-free number 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•
Vote by Mail, if you received a printed copy of the proxy materials, by returning the proxy card (signed and dated) in the envelope provided; or
•
Vote in person at the Meeting, by going to www.virtualshareholdermeeting.com/ACRES2023. To participate and vote your shares at the Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials.

If your shares are held in “street name,” meaning that they are registered in the name of a broker or other nominee, you will receive instructions from such broker or nominee that you must follow for your shares to be voted.

Whether or not you plan to attend the Meeting, we encourage you to vote as soon as possible to ensure that your shares are represented at the Meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 8, 2023: The proxy statement and our 2022 annual report are available at https://www.acresreit.com/annual-reports-and-proxies.

ACRES COMMERCIAL REALTY CORP.

390 RXR Plaza Uniondale, NY 11556

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 8, 2023

ABOUT THE MEETING

Solicitation of Proxies. This proxy statement and the accompanying proxy are furnished to stockholders of ACRES Commercial Realty Corp. (the “Company”) in connection with the solicitation by our Board of Directors (the “Board”) of proxies for use at the 2022 annual meeting of stockholders of the Company (the “Meeting”), to be held virtually at www.virtualshareholdermeeting.com/ACRES2023 on June 8, 2023, at 11:00 a.m., and at any and all adjournments, postponements or continuations thereof.

Mailing Date. In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials to our stockholders on the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you as to how you may submit your proxy via the Internet, telephone or by mail. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

It is anticipated that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders on or about April 14, 2023.

Who Can Vote. Only holders of record of our common stock at the close of business on April 11, 2023 will be entitled to notice of, and to vote at, the Meeting. Each of the approximately 8,636,257 shares of our common stock outstanding on that date is entitled to one vote on each matter that comes before the Meeting.

How to Vote — Proxy Instructions. If you are a holder of record of ACRES Commercial Realty Corp. common stock, you may vote your shares over the Internet, by telephone, by using a traditional proxy card or in person at the Meeting. Refer to the Notice of Internet Availability of Proxy Materials or your proxy or voting instruction card to see which options are available to you and how to use them. Stockholders who hold their shares in “street name” will receive a Notice of Internet Availability of Proxy Materials from the institution that holds their shares and should follow the voting instructions given by that institution.

You may specify whether your shares should be voted for all, some or none of the nominees for director (Proposal 1); you may specify whether your shares should be voted for or against, or whether you abstain from voting on, the approval of our 2022 executive compensation program (“Say on Pay”) (Proposal 2); in regard to the frequency vote on future approvals of our executive compensation programs (Proposal 3), you may choose to vote for every one year, two years, or three years, or you may abstain; and you may specify whether your shares should be voted for or against, or whether you abstain from voting on, the ratification of the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (Proposal 4).

If you do not vote your shares for the election of directors, Say on Pay or Frequency of the Say on Pay vote, your brokerage firm may not vote them for you and your shares will remain unvoted. Therefore, it is important that you vote your shares for all proposals, including Proposals 1, 2 and 3, each of which are viewed as non-routine matters for which brokerage firms may not vote on your behalf without your instructions.

If you sign your proxy card or voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board, FOR: (i) the election of all directors in Proposal 1, (ii) the approval of the Say on Pay vote in Proposal 2, (iii) an annual Frequency of the Say on Pay vote in Proposal 3 and (iv) the ratification of our independent registered public accounting firm in Proposal 4.

Broker Non-Votes. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Generally banks and brokers may vote their customers’ shares on proposals considered “routine” and may not vote their customers’ shares on proposals that are not considered “routine” if the customers have not furnished voting instructions within a specified period of time prior to the Meeting. This means that if you do not directly vote your shares and you do not give your broker or nominee specific instructions on how to vote your shares, then your broker or nominee does not have authority to vote your shares with respect to such matters and your shares will not be voted on such matters. Proposals 1, 2 and 3, described below are not considered “routine” matters. Proposal 4 described below is considered a “routine” matter.

Revocation of Proxies. If you are a holder of record, you may revoke your proxy at any time before it is exercised in any of three ways:

1)
by submitting written notice of revocation to our Secretary;
2)
by submitting another proxy by mail that is later dated and properly signed; or
3)
by voting by virtual ballot at the Meeting.

If your shares are held in street name, you must contact your broker or nominee to revoke and vote your proxy.

Quorum. A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if the holders representing a majority of the votes entitled to be cast by the stockholders at the Meeting are present, in person or by proxy. Broker non-votes and abstentions are counted as present at the Meeting for purposes of determining the existence of a quorum, but because they are neither a vote cast in favor of, nor a vote cast opposing, a proposed action, abstentions and broker non-votes typically will not be counted as a vote cast on any matter, except with respect to matters subject to New York Stock Exchange (“NYSE”) approval standards where abstentions are deemed to be votes cast for NYSE compliance purposes.

Required Vote. The number of votes required for someone to be elected as a director is dependent on whether an election is contested or uncontested. Our bylaws define an election as contested if there are more candidates for election than the number of directors to be elected. The election described in Proposal 1 below is an uncontested election. In order to be elected as a director in an uncontested election as described in Proposal 1 below, each director is elected by a majority of votes cast with respect to such director nominee at a meeting of stockholders duly called and at which a quorum is present. A “majority of votes cast” means that the number of shares voted “for” a director’s election exceeds 50% of the total number of votes cast with respect to that director’s election. Votes “cast” include votes “for” and votes “against”, but exclude abstentions and broker non-votes with respect to a director’s election. In the case of any contested election, our bylaws provide that directors shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present.

In order to approve our Say on Pay vote as described in Proposal 2, the Frequency of the Say on Pay vote as described in Proposal 3 and to ratify the appointment of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2023 as described in Proposal 4 below, a majority of the votes cast in person or by proxy at the Meeting is required. For purposes of the vote on Proposal 2 and Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote. Proposal 2 and Proposal 3 are advisory and not binding on the Board or us. For purposes of the vote on Proposal 4, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Other Business. We do not intend to bring any business before the meeting other than that set forth in the Notice of the Annual Meeting and described in this proxy statement. However, if any other business should properly come before the meeting, the persons named in the proxy card intend to vote in accordance with their best judgment on such business and on any matters dealing with the conduct of the Meeting pursuant to the discretionary authority granted in the proxy.

Costs. We pay for the preparation and mailing of the Notice of the Annual Meeting and proxy statement. Our directors, officers and employees may solicit proxies personally or by letter or telephone, but no director, officer or employee will be specially compensated for soliciting such proxies. We have also made arrangements with brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy-soliciting materials to the beneficial owners of our common stock at our expense.

Householding of Proxy Materials. The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold common stock directly. Requests should be addressed to American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, Attention: Shareholder Services Department, or by calling 1-800-937-5449 (+1-718-921-8200 for foreign stockholders). We will promptly furnish a separate copy of the proxy statement upon a written or oral request by a stockholder currently subject to householding.

SECURITY OWNERSHIP

The following table sets forth the number and percentage of shares of common stock owned, as of April 11, 2023, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our present directors and nominees for director, (c) each of our named executive officers and (d) all of our executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of April 11, 2023. Shares of common stock issuable pursuant to options, warrants or the conversion of debt securities are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

	Shares Owned		Percentage
Executive officers and directors(1) (2)
Karen Edwards	4,762		*
Andrew Fentress	86,201	(3) (4)	1.00%
Mark S. Fogel	6,666	(4)	*
William B. Hart	56,052		*
Gary Ickowicz	20,867		*
Steven J. Kessler	36,565		*
Murray S. Levin	22,095		*
P. Sherrill Neff	20,689		*
Dawanna Williams	4,762		*
Eldron C. Blackwell	5,432		*
David J. Bryant	35,201	(5)	*
Jaclyn A. Jesberger	11,510	(6)	*
All executive officers and directors as a group (12 persons)	310,802		3.60%
Other owners of more than 5% of outstanding shares
Punch & Associates Investment Management, Inc.	757,743	(7)	8.77%
Eagle Point	1,190,098	(8)	13.78%
ACRES Share Holdings, LLC	617,778	(9)	7.15%

* Less than 1%

(1)
The address for all of our executive officers and directors is c/o ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, New York 11556.
(2)
Includes unvested restricted stock because each person has the right to vote and receive dividends on such shares.
(3)
Includes 26,316 shares held by his minor children and 18,483 shares held by his parents.
(4)
Excludes 617,778 shares held by ACRES Share Holdings, LLC, an affiliate of our manager. Voting and dispositive power over shares held by ACRES Capital, LLC is exercised by the board of directors of ACRES Capital Corp. Each of the five directors of ACRES Capital Corp., which include Messrs. Fentress and Fogel, has one vote, and the approval of a majority is required to approve an action. Under the so-called “rule of three” if voting and dispositive decisions regarding an entity’s securities are made by three or more individuals, and voting or dispositive decisions require the approval of a majority of those individuals, then none of the individuals is deemed a beneficial owner of the entity’s securities.
(5)
Includes 83 shares held in his spouse’s IRA.
(6)
Includes 1,138 shares held by her minor children.
(7)
This information is based on Form 13G/A filed with the SEC on February 13, 2023 by Punch & Associates Investment Management, Inc. Punch & Associates Investment Management, Inc.’s address is 7707 France Ave. So., Suite 300, Edina, Minnesota 55435.
(8)
This information is based on a Schedule 13G/A filed on February 13, 2023 by Eagle Point Credit Management LLC (“EPCM”), Eagle Point DIF GP I LLC (“DIF GP”) and Eagle Point Defensive Income Fund US LP (“DIF US”). EPCM acts as investment manager to certain funds and accounts (including DIF US), which have delegated management of their portfolio to EPCM. DIF GP is the general partner to certain of the funds managed by EPCM (including DIF US). The holders’ address is 600 Steamboat Road, Suite 202, Greenwich, CT 06830. We granted Eagle Point a stock ownership limit waiver allowing it to exceed the 9.8% ownership limitation set forth in our charter.
(9)
ACRES Share Holdings, LLC’s, an affiliate of our manager, address is 390 RXR Plaza, Uniondale, New York 11556. See footnote 4 for additional information.

The following table sets forth the number and percentage of shares of our 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock and 7.875% Series D Cumulative Redeemable Preferred Stock owned, as of April 11, 2023, by (a) each person who, to our knowledge, is the beneficial owner of more than 5% of the outstanding shares of preferred stock, (b) each of our present directors and nominees for director, (c) each of our named executive officers and (d) all of our executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the SEC under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days of April 11, 2023.

Executive officers and directors(1)	Series C Preferred Shares Beneficially Owned		Percentage	Series D Preferred Shares Beneficially Owned		Percentage
Karen Edwards	—		—	—		—
Andrew Fentress	—		—	—		—
Mark S. Fogel	—		—	—		—
William B. Hart	—		—	—		—
Gary Ickowicz	—		—	—		—
Steven J. Kessler	—		—	—		—
Murray S. Levin	—		—	—		—
P. Sherrill Neff	—		—	—		—
Dawanna Williams	—		—	—		—
Eldron C. Blackwell	—		—	220		*
David J. Bryant	6,200		*	1,000		*
Jaclyn A. Jesberger	—		—	—		—
All executive officers and directors as a group (12 persons)	6,200		*	1,220		*
Other owners of more than 5% of outstanding shares
Eagle Point	538,522	(2)	11.22%	941,838	(2)	20.44%

* Less than 1%

(1)
The address for all of our executive officers and directors is c/o ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, New York 11556.
(2)
This information is based on a Form 4 filed on April 10, 2023 by Eagle Point Credit Management LLC (“EPCM”). The securities are directly held by certain private investment funds and/or certain accounts managed by EPCM . Eagle Point DIF GP I LLC serves as general partner to certain of these accounts. The holders’ address is 600 Steamboat Road, Suite 202, Greenwich, CT 06830. We granted Eagle Point a stock ownership limit waiver allowing it to exceed the 9.8% ownership limitation set forth in our charter.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board, upon the recommendation of its Nominating, Environmental, Social and Governance Committee, has nominated Messrs. Andrew Fentress, Mark S. Fogel, William B. Hart, Gary Ickowicz, Steven J. Kessler, Murray S. Levin and P. Sherrill Neff and Mss. Karen Edwards and Dawanna Williams to serve as our directors until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The stockholders have the right to annually elect all nine director nominees to our Board.

The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Fentress, Fogel, Hart, Ickowicz, Kessler, Levin and Neff and Mss. Edwards and Williams. The Board knows of no reason why any nominee would be unable or unwilling to serve, but if any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person for director as the Nominating, Environmental, Social and Governance Committee of the Board may recommend in the place of such nominee. The Board recommends that stockholders vote “FOR” all of the nominees.

Information is set forth below regarding the principal occupation of each Board nominee. There are no family relationships among the nominees.

Nominees for Election

Karen Edwards, age 66, has been a director since June 2021. Ms. Edwards has served as a Partner of Boyden Global Executive Search since April 2018. Prior to that, she served as President and Chief Executive Officer of Kosiba Edwards Associates, providing corporate strategic and financial advisory services, from January 2010 to March 2018. From 2002 to 2008, Ms. Edwards worked in wealth management, serving on the advisory board and then as Senior Vice President for Business Development for GenSpring Family Offices (now part of Truist Bank). In 1992, Ms. Edwards co-founded the investment banking group of Friedman, Billings, Ramsey & Co, Inc. to provide corporate finance and M&A advisory to banks, thrifts, specialty finance, fintech companies, and REITs. Ms. Edwards served as a director of Arbor Realty Trust (NYSE: ABR) from 2005 to 2018 where she served on the Nominating & Governance Committee and the Audit Committee. Ms. Edwards is a former Trustee of the Darden School at the University of Virginia, a member of Women Corporate Directors and is a Chartered Financial Analyst (CFA).

Ms. Edwards brings to the Board her background in investment banking and financial services as well as experience in financial and strategic consulting to C-suite executives and boards. Additionally, the Board will benefit from Ms. Edwards’ having served as a public company director of a commercial mortgage REIT for 13 years.

Andrew Fentress, age 53, has been our Chairman since July 2020 and is a Managing Partner of ACRES Capital Corp. (“ACRES Capital” and collectively with ACRES Capital, LLC and the Company, “ACRES”) since 2016 and leads ACRES’ capital markets efforts. Mr. Fentress has served as a Managing Director at Napier Park Global Capital in the Special Situations group from January 2014 to September 2016. Mr. Fentress was a founding and Managing Partner of Medley Capital, a private investment firm headquartered in New York from 2006 through March 2014. As a Managing Partner, he shared responsibility for all aspects of the firm’s development to $5 billion of AUM and 60 employees. Mr. Fentress served on the investment committee and oversaw the asset management division of the firm, before selling his interest in 2013. Mr. Fentress began his career with Morgan Stanley & Co., Inc. in 1995 where he was responsible for overseeing the operations of a global trading team in such sectors as technology, telecommunications and media.

Mr. Fentress brings over 25 years of business and financial experience to the Board. The Board will benefit from Mr. Fentress’s extensive experience in finance and investment management as well as his strong financial background. Mr. Fentress’s knowledge in the real estate industry enables him to provide valuable insight into the current state of the commercial real estate markets. Additionally, his business acumen and experience in founding and managing companies enable him to provide the Board with leadership and financial expertise as well as insight to assist with the Company’s growth, operations and development.

Mark S. Fogel, age 54, has been a director and our President and Chief Executive Officer since July 2020. Mr. Fogel co-founded ACRES Capital in 2012 and leads its executive management team as President and Chief Executive Officer. Prior to co-founding ACRES Capital, Mr. Fogel was the head of Origination and Asset Management at UC Funds from February 2010 through December 2011, responsible for loan production, asset management and special servicing for a diverse portfolio of investments. Mr. Fogel served as Senior Vice President of Asset Management at Arbor Realty Trust (NYSE: ABR) from September 2000 through December 2009. Mr. Fogel served in the Real Estate Investment Banking group at Greenwich Group International from June 1997 through September 2000. Prior to the Greenwich Group, Mr. Fogel served in the Asset Management and Development group at Forest City Ratner from January 1996 through June 1997. Mr. Fogel began his real estate career as a Finance and Real Estate Property Manager at General Growth Properties in June 1994.

Mr. Fogel brings to the Board over 25 years of extensive industry experience in commercial real estate finance having served in executive capacities at several prominent commercial real estate finance companies, and oversaw loan production, asset management and special servicing for a diverse portfolio of investments, nationwide. Mr. Fogel’s service as a senior officer for over 6 years at a $3.5 billion publicly traded mortgage REIT, which he helped raise capital and launched a successful specialty finance company during the midst of the financial turbulence of 2008 enable him to provide valuable perspectives on investments and potential financings for investments.

William B. Hart, age 79, has been a director since March 2005. Mr. Hart was Chairman of the Board of Trustees of the National Trust for Historic Preservation from 1999 to 2004. He was also a director of Elevance Health, Inc. (formerly Anthem, Inc.), a publicly-traded (NYSE: ELV) health insurance company, from 2000 to 2004. Mr. Hart was Director of SIS Bancorp from 1995 to 2000. From 1988 to 1999, Mr. Hart served in various positions with Blue Cross/Blue Shield of New Hampshire, ending as Chairman of its Audit Committee and Chairman of its Board of Directors from 1996 to 1999. He also previously served as President of the Foundation for the National Capital Region, Washington, DC and President of The Dunfey Group, a private investment firm. He also previously served as a director of First NH Banks where he was Chairman of the Audit Committee from 1992 to 1994.

Mr. Hart has extensive experience in finance and investment management, both as an officer and director of banks and insurance companies, as well as an officer of a private investment firm. Mr. Hart also brings significant experience from his prior service as a director of public and private companies.

Gary Ickowicz, age 67, has been a director since February 2007. Mr. Ickowicz has been the Managing Partner of IR Capital LLC, a real estate company that owns and operates real estate assets in the New York Metropolitan area since 2008. He was a Managing Principal of Lazard Freres Real Estate Investors, a manager of funds invested in debt and equity securities of North American real estate assets and enterprises, from 2001 to 2011. He was a director of Lazard Freres’s real estate investment banking unit from 1989 through 2001. Since 2000 he has been a director of Grant Street Settlement, and since 2002 he has been a director of NCC/Neumann, both not-for-profit developers of senior housing. From 2001 to 2011, he was a director of Commonwealth Atlantic Properties, Inc., a privately-held REIT. Mr. Ickowicz previously served as a director of Kimsouth, Inc., a joint venture with Kimco Realty Corporation, a publicly-traded (NYSE: KIM) REIT.

Mr. Ickowicz has broad real estate and real estate finance experience as a principal in the real estate operations of an international investment bank. The Board will also benefit from his prior experience as a director of a REIT and his experience as a director of several real estate ventures.

Steven J. Kessler, age 80, has been a director since November 2009 and served as our Chairman from November 2009 until September 2016. Mr. Kessler is a founding co-managing member of RSR SC LLC since November 2015 as well as a member of RSR Sycamore GP LLC since September 2016, RSR Sycamore GP II, LLC since August 2018, RSR Sycamore GP III, LLC since December 2020 and RSR EB5 Regional Center since December 2020, each of which operates under the EB-5 Immigrant Investor Program which was created by Congress in 1990 to stimulate the U.S. economy through job creation and capital investment by foreign investors. Mr. Kessler served as our Senior Vice President-Finance from September 2005 to November 2009 and, before that, served as our Chief Financial Officer, Chief Accounting Officer and Treasurer from March 2005 to September 2005. Mr. Kessler was Executive Vice President of Resource America, Inc. from 2005 until September 2016 and was Chief Financial Officer from 1997 to December 2009 and Senior Vice President from 1997 to 2005. He was a Trustee of GMH Communities Trust, a then publicly-traded specialty housing REIT, from 2004 to 2008 when it was sold. He previously served as Vice President—Finance and Acquisitions at Kravco Company, a shopping center developer and operator. Prior to that time, he was employed as Chief Financial Officer and Chief Operating Officer by Strouse Greenberg & Co., a regional full service real estate company. Before that, he was a partner at Touche Ross & Co. (now Deloitte & Touche LLP), independent public accountants.

Mr. Kessler has a significant financial and accounting background in real estate as the former Chief Financial Officer of Resource America, Inc. and, previously, as a principal financial officer for major operators of commercial real estate. Mr. Kessler also brings a deep knowledge of the Company resulting from his prior service as Chairman from 2009 to 2016 and as a member of the Investment Committee.

Murray S. Levin, age 80, has been a director since March 2005. Mr. Levin is a senior counsel at Troutman Pepper, a law firm with which he has been associated since 1970. Mr. Levin served as the first American president of the Association Internationale des Jeunes Avocats (Young Lawyers International Association), headquartered in Western Europe. Mr. Levin serves as a board member of several charitable, educational and legal entities. He is a past president of the American Chapter and a member of the board of governors of the Union Internationale des Avocats (International Association of Lawyers), a Paris-based organization that is the world’s oldest international lawyers association.

Mr. Levin has a lengthy and diverse legal background and has practiced complex litigation law for over 40 years. Having served as a corporate director and committee member in various capacities for 16 years, Mr. Levin offers a unique and invaluable perspective into corporate governance matters.

P. Sherrill Neff, age 71, has been a director since March 2005. Mr. Neff is a founding partner of Quaker Partners, a health care venture and growth equity fund manager, with which he has been associated since 2002. From 1994 to 2002, he was President, Chief Operating Officer and Chief Financial Officer, and from 1994 to 2003, a director of Neose Technologies, Inc., a then publicly-traded life sciences company. Mr. Neff previously held positions as a senior executive of U.S. Healthcare, a leading publicly traded healthcare company; as a Managing Director in the Investment Banking Division of Alex. Brown & Sons, Inc.; and as a corporate attorney at Morgan, Lewis & Bockius. From 2017 to 2020, Mr. Neff was a director of KBL Merger Corp. IV, a special purpose acquisition company until its merger with 180 Life Sciences Corp. (NASDAQ: ATNF).

Mr. Neff has significant experience in investments, operations and finance as a principal or officer of a venture fund and various public companies and, prior thereto, as an investment banker. The Board benefits from his investment expertise as well as his valuable financial experience.

Dawanna Williams, age 54, has been a director since June 2021. Ms. Williams is the founder of Dabar Development Partners, a real estate development and investment firm focused on the conversion, renovation and new construction of real estate properties primarily in New York City, and serves as its Managing Principal since September 2003. From August 2010 to December 2013, Ms. Williams served as General Counsel of Victory Education Partners and prior to that, served as a commercial real estate senior associate at Sidley Austin LLP from May 1999 to August 2003, and as an associate at Paul Hastings from July 1996 to March 1999. Since 2022, Ms. Williams has been a director of Compass, Inc., a publicly-traded (NYSE: COMP) technology-enabled residential real estate brokerage company and since 2021, has been a director of FocusImpact Acquisition Corp., a publicly-traded (NASDAQ: FIAC) special purpose acquisition corporation. Ms. Williams also serves on the Board of the New York Real Estate Chamber since 2014, is a member of the board of the New York City Trust for Cultural Resources since 2017 and serves on the Board of Directors of the Apollo Theater since 2018, chairing its Real Estate Committee.

Ms. Williams has approximately 20 years of experience in the real estate industry and as a real estate development executive and strategic advisor, she will bring broad leadership experience to the Board. Additionally, Ms. Williams’ extensive experience with, and strong record of success in investing in, real estate- related assets will provide our Board with valuable insights into developments in our industry. The Board will also benefit from her combined business and commercial real estate legal experience.

Non-Director Executive Officers

David J. Bryant, age 65, has been our Senior Vice President, Chief Financial Officer and Treasurer since June 2006, and was our Chief Accounting Officer from 2006 to 2014. From 2005 to 2006 Mr. Bryant served as Senior Vice-President, Real Estate Services, at Pennsylvania Real Estate Investment Trust, a publicly-traded (NYSE: PEI) REIT principally engaged in owning, managing, developing and leasing malls and strip centers in the eastern United States. From 2000 to 2005, Mr. Bryant served as PEI’s Senior Vice President-Finance and Treasurer, and was its principal accounting officer. Prior to that time, Mr. Bryant was Vice President-Finance and Controller at PEI and its predecessor, The Rubin Organization. Mr. Bryant serves as chairman of the board of the Freire charter schools in Philadelphia, Pennsylvania. Mr. Bryant is a non-active certified public accountant.

Jaclyn A. Jesberger, age 45, has been our Chief Legal Officer, Senior Vice President and Secretary since July 2020. Ms. Jesberger has been General Counsel and Chief Compliance Officer at ACRES Capital since June 2015. Ms. Jesberger served as Associate General Counsel at Arbor Commercial Mortgage, LLC, the external manager of Arbor Realty Trust, Inc. (NYSE: ABR), from August 2009 through June 2015. Prior to joining Arbor Commercial Mortgage, LLC, Ms. Jesberger was an Associate and then a Vice President in the Real Estate Finance and Securitization group at Credit Suisse LLC from March 2004 through August 2009. Ms. Jesberger began her career at Cadwalader, Wickersham and Taft LLP, a New York based law firm, in 2001 where she practiced commercial real estate law as an associate.

Eldron C. Blackwell, age 44, has been our Vice President and Chief Accounting Officer since March 2014. Mr. Blackwell was the Assistant Controller for New Penn Financial, LLC, a residential mortgage lender, from March 2013 to March 2014. From September 2001 to March 2013, he was a Senior Manager in the audit practice of the global accounting firm Grant Thornton LLP. Mr. Blackwell serves as board chair for Freire Schools Collaborative in Philadelphia, Pennsylvania and also serves on the board of Resources for Human Development in Philadelphia, Pennsylvania.

Other Significant Employees

The following sets forth certain information regarding other significant employees of ACRES Capital and ACRES Capital, LLC (our “Manager”) who provide services to us:

Michael Pierro, age 51, has been our Senior Vice President since June 2020 and previously served as Vice President from June 2018 to June 2020. Mr. Pierro also serves as Managing Director and Chief Credit Officer of ACRES Capital, LLC since July 2020 and previously served as a Senior Managing Director of C-III Capital Partners LLC (“C-III”) from January 2015 to July 2020, and previously served as Managing Director from April 2011 to January 2015 and Director from March 2010 to April 2011. Prior to joining C-III’s predecessor Centerline in 2008, he worked at Nomura Securities from May 2001 to May 2008 where he was a member of its Credit Committee and primarily responsible for CDO banking as a director of the CMBS CDO Banking Group from April 2007 to May 2008, and prior to that as a director and Head of Credit and Market Risk Management for Mortgage Finance. Mr. Pierro worked at Prudential Securities Incorporated from August 1998 to May 2001, Landesbank Hessen-Thuringen (Helaba) from June 1997 to August 1998 and Chase Manhattan Bank from June 1994 to June 1997, in the commercial real estate origination, underwriting and corporate risk management areas.

Kyle K. Brengel, age 32, has been our Vice President – Operations since July 2020. Mr. Brengel has served as Chief Operating Officer of ACRES Capital, LLC since July 2020 and, before that, served as Managing Director from January 2020 to July 2020, as Director from January 2018 to January 2020 and Vice President from January 2017 to January 2018. Previously, Mr. Brengel was a member of Napier Park Global Capital’s Special Situations team from June 2015 through December 2016, on Ares Management Corporation’s Direct Lending team from October 2013 through June 2015, and on Duff and Phelps Advisory team from July 2012 through October 2013.

Richard A. Persaud, age 36, has been our Vice President – Finance since September 2020. Mr. Persaud has been Chief Financial Officer of ACRES Capital since June 2020. From August 2008 to June 2020, Mr. Persaud served as a senior manager in the real estate assurance practice of Ernst & Young LLP where he audited financial statements for a diverse group of real estate clients including publicly traded real estate investment trusts, commercial real estate owners/operators, real estate developers, and private equity funds. Mr. Persaud is a Certified Public Accountant and Certified Internal Auditor.

CORPORATE GOVERNANCE

Our Board of Directors and Its Committees

Our common stock is listed on the NYSE under the symbol “ACR,” and we are subject to the NYSE’s listing standards. The Board has determined that each of Messrs. Hart, Ickowicz, Kessler, Levin and Neff and each of Mss. Edwards and Williams satisfies the requirement for independence set out in Section 303A.02 of the rules of the NYSE and that each of these directors has no material relationship with us (other than being a director and/or a stockholder). In making its independence determinations, the Board sought to identify and analyze all of the facts and circumstances relating to any relationship between a director, his or her immediate family or affiliates and our Company and our affiliates and did not rely on categorical standards other than those contained in the NYSE rules.

The Board held a total of nine meetings during fiscal year 2022. Each of the directors attended at least 75% of the total number of meetings of the Board and (if applicable) of the committees on which he or she served during fiscal year 2022.

The Board has four standing committees: the Audit Committee; the Compensation Committee; the Nominating, Environmental, Social and Governance Committee; and the Investment Committee. All of the members of each committee, other than the Investment Committee, are “independent” directors as that term is defined in the NYSE’s listing standards.

The Board believes that its structure and processes provide each director with an equal stake in the Board’s actions and oversight role and make them equally accountable to stockholders.

Executive Sessions. As set forth in our Corporate Governance Guidelines and in accordance with NYSE listing standards, the non-management directors have the opportunity to meet in executive sessions quarterly without management. The director who presides at these meetings is rotated among the chairs of the Audit Committee, Compensation Committee and Nominating, Environmental, Social and Governance Committee in the following order: Audit Committee chairman; Compensation Committee chairman; and Nominating, Environmental, Social and Governance Committee chairman. The Board believes that this rotation provides different directors the opportunity to guide the Board’s agenda and facilitates collegiality among board members.

Interested parties wishing to communicate directly with the non-management directors may contact the chairman of the Audit Committee, P. Sherrill Neff, c/o ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, New York 11556.

Board Self-Assessment. The Board is focused on enhancing its performance through a rigorous assessment process of the effectiveness of the Board and its committees. Pursuant to our Corporate Governance Guidelines and the charter of the Nominating, Environmental, Social and Governance Committee, every year our Nominating, Environmental, Social and Governance Committee oversees the evaluation process to ensure that the full Board conducts an assessment of its performance and effectiveness and solicits feedback for enhancement and improvement. Directors are provided with a questionnaire that they can complete to evaluate the Board and the committees, specifically focusing on areas of potential improvement. The Nominating, Environmental, Social and Governance Committee reviews the feedback and then discusses it with the full Board. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. Management and the directors coordinate to update practices to incorporate the director feedback.

Service on Other Boards of Directors. While service on the boards of directors of other companies provide valuable governance and leadership experience, such service may require a commitment of significant time and attention. As a result, under our Corporate Governance Guidelines, no director may serve on more than three other public company boards without the Board’s consent. Currently, none of our directors serve on any other public company boards.

Board Refreshment. Rather than impose arbitrary limits on service, we believe that board refreshment is best implemented through an ongoing program of individual director evaluations, conducted annually, to ensure that the evolving needs of the Board are met. The Board regularly assesses its composition to ensure it has the right mix of skills and experiences. Each year, the Nominating, Environmental, Social and Governance Committee performs a robust review before recommending the renomination of any sitting director. Our approach balances the need to bring in fresh perspectives without the disadvantage of losing the contributions of directors who have been able to develop, over a period of time, enhanced insight into our Company and our operations. We believe that our directors who have longer-term experience with us have gained a level of familiarity with our operations that enable them to make valuable contributions to Board deliberations. As such, our Corporate Governance Guidelines provides that our Nominating, Environmental, Social and Governance Committee will review each director’s continuation on the Board annually.

Audit Committee. The Audit Committee reviews the scope and effectiveness of audits by the internal and independent accountants, is responsible for the engagement of independent accountants and reviews the adequacy of our internal financial controls. The Audit Committee is currently composed of Messrs. Neff (Chairman), Hart and Kessler and Ms. Edwards. The Board has determined that each member of the Audit Committee meets the independence standards for Audit Committee members set forth in the NYSE listing standards and in the Securities Exchange Act of 1934 (the “Exchange Act”) and that Mr. Neff qualifies as an “audit committee financial expert” as that term is defined in the NYSE and Exchange Act rules and regulations. The committee held eight meetings during fiscal year 2022. The Audit Committee charter is available on our website at www.acresreit.com, and we will provide a printed copy to any stockholder who requests it.

Compensation Committee. The principal functions of the Compensation Committee are to:

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review the compensation payable to our directors;
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review the compensation and fees payable to our Manager under our management agreement; and
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administer the issuance of any stock or stock options issued to our Manager, employees and/or the employees of our Manager or its affiliates who perform services for us.

Under the management agreement with our Manager, our Manager assumes principal responsibility for managing our affairs and providing the personnel that we need to conduct our operations. Our Manager and its affiliates are responsible for paying the compensation of all such personnel and, consequently, such personnel do not receive separate compensation from us. However, we reimburse our Manager for all or a portion of the wages, salary and benefits established and paid by our Manager or an affiliate to our Chief Financial Officer and several accounting, finance, legal, tax and investor relations professionals.

The members of the committee are Messrs. Kessler (Chairman), Levin and Neff. The committee held three meetings during fiscal year 2022. The Compensation Committee Charter is available on our website at www.acresreit.com, and we will provide a printed copy to any stockholder who requests it.

Nominating, Environmental, Social and Governance Committee. The principal functions of the

Nominating, Environmental, Social and Governance Committee (the “Nominating and ESG Committee”) are to:

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assist us in maintaining an effective and knowledgeable Board, including assisting the Board by identifying individuals qualified to become directors and recommend to the Board the director nominees for the next annual meeting of stockholders and the directors to be appointed to the Audit, Compensation and Nominating and ESG Committees;
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oversee our policies and strategies related to environmental, social, sustainability and corporate responsibility matters in coordination with the other standing committees of the Board; and
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develop and recommend for the Board’s consideration governance guidelines for us.

In early 2022, to better address the evolving needs of the company and the evolving regulatory governance landscape, the Board expanded the Nominating and Governance Committee to become the Nominating and ESG Committee and expanded its principal functions to emphasize our commitment to environmental, social, sustainability and corporate responsibility matters.

The committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a recommended nominee. The committee seeks to ensure that the members of the Board and each committee satisfies all relevant NYSE listing standard requirements, applicable laws and requirements of our governance documents. Director candidates are typically selected based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience. The committee seeks to achieve a mixture of skills that are related to our business and seeks candidates who have diverse backgrounds and areas of expertise so that each member can offer a unique and valuable perspective. The nature of the specific qualifications, qualities or skills that the committee may look for in any particular director nominee is dependent on the qualifications, experience and skills of the rest of the directors at the time of any vacancy on the Board. We value the benefits that diversity can bring and are committed to the promotion of a diverse management team and Board that reflects the diverse nature of our stockholders and our business. We think broadly about diversity and recognize that it can include, but is not limited to, gender, sexual orientation, ethnicity, generation, age, background, education, experiences, abilities, and skills. We are committed to a diverse and inclusive culture which solicits multiple perspectives and is free of bias and discrimination. We believe that considerations of diversity are, and will continue to be, an important component relating to the Board’s composition.

The Nominating and ESG Committee identifies director nominees by first evaluating the current members of the Board willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service, if the Nominating and ESG Committee or Board decides not to re-nominate a member for re-election or if we decide to expand the Board, then the committee identifies the desired skills and experience of a new nominee consistent with the Nominating and ESG Committee’s criteria for Board service. Current members of the Board and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate potential nominees; however, we may in the future choose to do so.

The members of the Nominating and ESG Committee are Messrs. Levin (Chairman), Ickowicz and Hart and Mss. Williams and Edwards (Ms. Edwards was appointed in March 2022). The committee held three meetings during 2022. Our Corporate Governance Guidelines and Nominating and ESG Committee charter are both available on our website at www.acresreit.com, and we will provide a printed copy to any stockholder who so requests it.

Stockholder Recommendations for Director Nominees. The Nominating and ESG Committee will consider candidates for nomination as a director recommended by stockholders, directors, officers, third-party search firms and other sources. In evaluating candidates, the committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity and legal and regulatory requirements) and the mixture of skills and experience of the members of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and ESG Committee does not have a formal policy regarding the consideration of diversity in identifying candidates beyond being committed to ensuring that no person would be excluded from consideration for service as a director as a result of their gender, race, religion, creed, sexual orientation or disability. The committee will consider individuals recommended by stockholders for nomination as a director in accordance with the procedures described under “Stockholder Proposals for the 2024 Annual Meeting.” Recommendations should include the following:

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such information as may be reasonably necessary to determine whether the director candidate is independent from the stockholder that has recommended the candidate;
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such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Board; and
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such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the NYSE.

The Board may also request such additional information concerning the proposed nominee as may be reasonably required to determine whether each person recommended by a stockholder meets the criteria discussed above and to enable us to make appropriate disclosures to stockholders.

Investment Committee. The Investment Committee reviews and approves loan originations and real estate, preferred equity and other investments that are between $50 million and $75 million. Investments that are being used to refinance debt provided by our Manager or its subsidiaries are reviewed and approved by the independent directors of the Investment Committee. Investments under such the $50 million threshold are approved only by our Manager’s investment committee, and investments valued in excess of $75 million, preferred and equity investments and investments to be co-originated between us and an affiliate of our Manager are reviewed by the Investment Committee and approved by our full Board. The members of the committee are Messrs. Fogel (Chairman), Ickowicz and Kessler. The committee held 11 meetings during fiscal year 2022.

Stockholder Ability to Amend Bylaws. In March 2020, our Board approved an amendment and restatement of our bylaws to allow our stockholders to amend the bylaws by the affirmative vote of a majority of the votes entitled to be cast on the matter by stockholders entitled to vote. Prior to this amendment, as permitted under Maryland law, our stockholders did not have the right to amend our bylaws. The Board’s decision to adopt this change was the result of extensive consideration and took into account many factors, including our commitment to strong corporate governance practices.

Communication with the Board. The Board has established a process for stockholders to send communications to it. Stockholders may communicate with the Board, or any director or committee chairperson, by writing to such parties in care of Jaclyn Jesberger, Secretary, ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, NY 11556. Communications addressed to the Board generally will be forwarded either to the appropriate committee chairperson, all directors or the individual directors to whom the communication is addressed. Communications may be submitted confidentially and anonymously. Under certain circumstances, we may be required by law to disclose the information or identity of the person submitting the communication. No action was taken by the Board as a result of any communication received during fiscal year 2022 from a stockholder. Some concerns communicated to the Board also may be referred to our internal auditor or our Chief Legal Officer. The Chairman of the Board or the Chairman of the Audit Committee may direct that concerns be presented to the Audit Committee, or to the full Board, or that they otherwise receive special treatment, including retention of external counsel or other advisors.

Attendance at Annual Meetings. We do not have a formal policy regarding Board member attendance at our annual meeting of stockholders. All of our Board members attended last year’s annual meeting of stockholders, and we anticipate that all of them will attend the Meeting.

Director Orientation and Continuing Education. We believe that director orientation and continuing education are important to the Board’s ability to fulfill its responsibilities and enhance the overall effectiveness and performance of the Board. New directors participate in an onboarding process, which includes meetings with senior management, presentations on the Company’s strategic plans, financial statements and key issues, policies and practices. The Company requires directors to participate in continuing education programs on corporate governance, and the Company is a member of the Corporate Board Member Network (formerly known as the Corporate Board Member Institute), which gives directors access to board education programs, conferences and other resources.

Stockholder Engagement. We make a conscious effort to engage with our stockholders, virtually or in person, by regularly attending investor conferences, commercial real estate conferences and holding one-on-one meetings and calls with stockholders and potential investors to gain a better understanding of the issues that are important to them. These meetings include existing stockholders who own our common or convertible securities as well as prospective investors and research analysts. Since our last annual meeting, we have engaged and continue to engage with many of our stockholders including our largest stockholders. Our management team discusses investment strategies, competitive positioning of the company and our financial performance and historical financial results as well as environmental and sustainability matters. Our continuous dialogue helps ensure that our interests remain well aligned with those of our stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide for the separation of the offices of Chairman and Chief Executive Officer. Currently, Andrew Fentress serves as Chairman of the Board and Mark Fogel serves as Chief Executive Officer and President. We believe separating the Chairman of the Board and Chief Executive Officer positions provides the most effective leadership structure. It allows the Board to benefit from having two strong voices bringing separate views and perspectives to meetings and gives us the benefit of the significant expertise that both Messrs. Fentress and Fogel have in finance and real estate.

Risk management, led by our officers and the Board, is a company-wide function that is an integrated effort to identify, assess and manage risks that may affect our ability to execute on our business strategy and fulfill our business objectives. The Board’s role is to oversee this function. The Board continuously reviews our corporate governance structure and evaluates whether any changes are necessary or desirable. As part of this review, in 2021, the Board strengthened its diversity by adding Mss. Edwards and Williams as directors.

The Audit Committee enhances the Board’s oversight of risk management. The Audit Committee’s role is also one of oversight, recognizing that management is responsible for executing our risk management policies. The Audit Committee’s responsibilities include discussing with management our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also discusses guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also oversees our internal audit function and is responsible for monitoring the integrity, and ensuring the transparency, of our financial reporting processes and systems of internal controls regarding finance, accounting and regulatory compliance. Additionally, the Audit Committee monitors and evaluates potential credit risks with respect to our investments to address changing conditions as well as oversees the internal controls relating to credit risk management and disclosure. The Audit Committee incorporates its risk oversight function into its regular reports to the Board.

The Compensation Committee and the Nominating and ESG Committee assist the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs and risks associated with Board organization, membership and structure, succession planning, corporate governance and sustainability and corporate responsibility matters. The Board reviewed with the Compensation Committee its compensation policies and practices applicable to our Manager that could affect our assessment of risk and risk management. Following such review, the Board determined that our compensation policies and practices, pursuant to which we pay no cash compensation to our officers and our Manager’s employees (with the exception of reimbursements for certain officers, which we discuss in the Compensation Discussion and Analysis) because they are compensated by our Manager, do not create risks that are reasonably likely to have a material adverse effect on us.

The Investment Committee exercises the authority of the Board to supervise our Manager’s compliance with the investment guidelines approved by the Board and to approve any proposed investments within the limits set forth in the investment guidelines described above.

Succession Planning. Although the Board reviews succession and development plans annually, in 2022 we adopted a Succession Planning Policy that governs ACRES. The Succession Planning Policy addresses the succession plan for key positions, including our Chief Executive Officer and Chief Financial Officer, as well as policies for selection and succession in the event of incapacitation, emergency situations, operational needs, retirement or resignation and development plans for potential successors.

Cybersecurity. Oversight of cybersecurity is a joint responsibility of the Board and the Audit Committee. With respect to cybersecurity risk oversight, the Audit Committee as well as the Board receive periodic reports and/or updates from management on the primary cybersecurity risks that we and our Manager face and the measures we are taking to mitigate such risks, including the development and implementation of policies, procedures, standards and technical measures to create an environment that is designed to minimize exposure to cyber threats and recovery from adverse events, if any. Additionally, the Audit Committee and Board receive updates from management regarding changes to our cybersecurity risk profile or certain newly identified risks.

The Board considers our cybersecurity posture and risk exposure with management, taking into consideration our operations and the types of data retained on our systems as part of its periodic review of our risk management. The Board will review our cybersecurity program and risk exposure with management on at least an annual basis and will receive reports from management on these matters from time to time. The Board may also conduct additional cybersecurity reviews or receive additional updates or reports as it deems necessary.

Our cybersecurity program is comprised of various controls and activities performed in order to identify, protect, detect, respond to cybersecurity threats. We contract with a third-party security firm to provide threat detection and conduct semi-annual testing on our systems. In addition to regularly reviewing and refining our protection strategies, we regularly assess personnel cyber knowledge and conduct cybersecurity training which is an annual requirement for all personnel. We also conduct phishing tests and follow-up education to ensure we are vigilant against this prevalent form of assault on company information and engage in annual risk assessments to identify emerging information security risks and maintain controls and related activities generally designed to align with National Institute of Standards and Technology Cybersecurity Framework (NIST CSF). We also maintain a cybersecurity insurance policy. We are not aware of any material security breach to date.

Business Continuity. We have a business continuity plan to ensure the safety of our personnel, facilities and business functions in the event of a disaster. We have established a corporate culture and company-wide focus on business continuity preparedness. Throughout this process, we reviewed potential disruption scenarios to identify and prioritize the systems and procedures that impact our ability to maintain continuity and have developed the tools and resources to allow us to perform nearly all our corporate functions from remote locations with little to no downtime. We periodically test our preparedness by conducting simulated outages to evaluate the quality of our preparation. Our critical assessment and enhancement of these capabilities has positioned us well for continuing to perform during these challenging times.

Corporate Responsibility: Environmental, Social and Governance

We recognize the importance of environmental, social and governance issues and incorporate these considerations into our business practices and decision-making processes. We are a real estate finance company that primarily focuses on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. As an externally managed company, our day-to-day operations are managed by our Manager and our executive officers under the oversight of our Board. Our executive officers are employees of our Manager. As such, many of the corporate responsibility initiatives undertaken by ACRES are relevant to and impact our business and the business decisions made on our behalf by employees of our Manager.

Through ACRES, we demonstrate our commitment to corporate responsibility and sustainability that is built on a strong foundation of transparency, governance and ethics. We are committed to operating with integrity, contributing to the local communities surrounding our offices, promoting diversity and inclusion and being thoughtful stewards of natural resources. ACRES also has a dedicated ESG committee that provides oversight and oversees our policies and operational controls for environmental, social and governance risk and is composed of employees from varying departments. The ESG Committee meets regularly to set goals and implementation timelines and monitor progress and results. The ESG Committee is also supported by our Board’s Nominating and ESG Committee that oversees our strategies related to corporate responsibility and sustainability. The ESG Committee is also supported by the full Board and communicates regularly with them as well as across the organization to facilitate continuous improvement. Below are highlights of our corporate responsibility initiatives and those of ACRES that are relevant to us and our business.

Environmental — We are committed to environmental sustainability. As an organization, we believe that we create a relatively small environmental footprint. Nevertheless, we believe in promoting a sustainable environment by using resources as efficiently and responsibly as practicable and we are focused on minimizing the environmental impact of our business where possible.

Sustainability Practices

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Instituted the “ACRES Protects an Acre” initiative in 2022 where we make a donation in connection with each loan we close to a nonprofit organization whose mission is to protect acres of vulnerable land.
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Relocated our corporate headquarters to an Energy Star® certified building.
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Employing LED lighting throughout the office.
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Using Energy Star® certified computers, monitors, fixtures, and appliances.
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Using filtered water coolers and providing each employee with branded reusable water bottles to encourage decreased bottled water consumption.
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Recycling of electronic equipment, ink cartridges and packaging.
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Eliminating single-use plastic through recycling initiatives and providing reusable cups, glasses, cutlery, and dishes.

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Curbing office paper usage by emphasizing electronic communications and record storage as well as default print to double-sided printing on all copy machines to minimize printing volume.
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Incorporating a living green wall into a conference room in our corporate headquarters to improve air quality and reduce pollutants as well as reduce the ambient temperature.
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Encouraging the use of public transportation by employees by implementing a pre-tax public transit program and flexible telecommuting policy.

Commercial Real Estate Sustainability & Investment Process

Managing the environmental risks associated with the properties securing each of our loans has always been a critical component of our investment and asset management processes. We evaluate environmental risks associated with our investments as part of the underwriting process. Prior to making an investment, we undertake a comprehensive due diligence analysis, employing internal ESG screening criteria, evaluating ESG risks and opportunities, including climate change risks and other portfolio-wide considerations. Our originations and business development team evaluates the borrower’s and sponsor’s ESG strengths and weaknesses based upon its own internal research process, third-party research and diligence and conversations with borrowers, counterparties and intermediaries as well as onsite visits and inspections. Our originations and business development team views ESG data as another input alongside traditional fundamental financial analysis when making investment decisions.

Additional ESG factors that we analyze as part of the loan underwriting include an evaluation of affordability considerations and consideration of sustainability and environmental impact of a property. We perform ESG diligence on all potential investment sponsors, including responsible investing, anticorruption and anti-money laundering evaluations and ESG and Diversity, Equity & Inclusion policies. We utilize environmental guarantees to ensure ongoing sponsor compliance with applicable laws and regulations and perform ongoing reviews of property owners and tenants.

We focus on and evaluate environmental risks associated with the properties that secure our loans.

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A Phase I environmental site assessment is performed to identify environmental conditions at the underlying properties that may have a material impact on the property being assessed or its immediate surrounding area. If issues are identified, we run a Phase II environmental site assessment and require remediation prior to closing the loan.
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An assessment of a property’s sustainability and marketability is conducted through the review of characteristics including, but not limited to, tenant amenities such as bike storage and repair facilities, neighborhood walkability ratings, planned energy and water consumption, planned waste diversion and green building certifications.
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We conduct periodic site visits which include physical inspection of the assets, including environmental considerations.
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We commission environmental assessments by third party experts who analyze and provide their opinions on environmental risks.

We believe that ESG performance is important not only at the asset level, but also at the borrower’s organizational level. As part of our due diligence process, we ask prospective borrowers to disclose information regarding their ESG-related goals, commitments, and environmental sustainability strategies. Such goals are evaluated by ACRES and represent key considerations in the decision to provide financing. We include representations, warranties and covenants in our loan documents to ensure ongoing sponsor compliance with all applicable environmental laws and receive an environmental indemnity from a creditworthy guarantor, or satisfactory environmental insurance, to provide recourse protection for any potential liability we may incur relating to environmental matters.

We believe the energy and sustainability performance of the properties we finance should be understood and regularly evaluated, both before and after loan approval. We collect information on Leadership in Energy and Environmental Design (LEED) and Building Research Establishment Environmental Assessment Method (BREEAM) certification and ENERGY STAR score/certification of new loan originations.

Sponsor Compliance with Environmental Regulations

ACRES partners with sponsors to remediate any material environmental concerns prior to the origination of a loan and requires documentary provisions, such as representations and warranties, covenants, indemnities and other provisions governing environmental matters to ensure ongoing sponsor compliance with applicable environmental laws.

Climate Change

We are committed to driving down our energy and carbon impacts. We recognize the benefits of helping to reduce greenhouse gas emissions as climate change poses significant risks to the global economy. Our sustainability program is committed to environmentally sustainable initiatives that deliver near-term efficiency, value, and health for our business and community.

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Partnering with Sponsors that are Focused on Investing in Sustainable Projects:
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Providing loans in connection with properties that focus on sustainable practices such as bike parking and charging stations for electric vehicles.
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Assessing the risk of climate change, including severe weather events, for the properties underlying our loans and ensuring appropriate insurance and other contingencies are in place to mitigate such risks.
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Corporate Offices: Although the environmental impacts of our corporate operations are a small part of our overall footprint, we believe it is important to live our values. As a result, we have adopted sustainability policies for offices that include criteria such as energy-efficient lighting and appliances and water-efficient fixtures. In addition, ACRES maintains disaster recovery policies that address the continuity of business in the event of a climate change driven event.
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REO Acquisitions: ACRES partners with development managers to assess the sustainability of each project.
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Industry Engagement: We strive to engage industry players, including vendors and peers on sustainability, as averting a climate crisis and other environmental disasters requires large-scale transformation that we cannot achieve alone. We have engaged SASB to license their standards to assist in developing an expansive and standardized data architecture.

Social — Our greatest strength and most important asset are the members of the ACRES team, and their overall well-being is paramount. ACRES ensures that its employees have a rewarding, supportive, and healthy working environment in which to thrive, and endeavors to support their success in all things. ACRES provides employees with opportunities for growth and development as well as a wide variety of resources to support their work and personal lives.

Human Capital Management Policies and Practices

•
ACRES is committed to providing equal employment opportunities to all employees and applicants for employment without regard to any class or status protected by law. This policy also applies to all terms and conditions of employment.
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ACRES has an anti-harassment policy and administers a comprehensive annual training program for all employees, which enables employees to foster diversity, prevent and respond to sexual harassment, create a respectful workplace environment, without fear of discrimination or retaliation.
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ACRES also has an established non-retaliation policy, which is intended to create an environment where employees can act without fear of reprisal or retaliation.
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All employees have the ability to request reasonable accommodations if required due to a disability, religious requirement, pregnancy, childbirth, or a related medical or common condition.
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We have an Anti-Harassment and Discrimination Hotline that provides an anonymous method of reporting suspected compliance violations, unlawful or unethical behavior, or fraud.

•
We have a Whistleblower Reporting System available 24 hours a day and a Whistleblower Policy, which sets forth procedures for making anonymous reports regarding accounting, auditing and other matters and provides for the protection of anyone making such a report.

Diversity and Inclusion

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ACRES has a Diversity, Equity and Inclusion Policy and is committed to fostering, cultivating and preserving a culture of diversity, equity and inclusion.
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In 2023, we launched a partnership with Project Destined, a real estate finance focused internship program providing empowerment, access and opportunity to scholars in underserved communities.
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ACRES is committed to attracting, developing and advancing a diverse workforce that represents a spectrum of backgrounds, identities and experiences and building diverse, inclusive and meritocratic teams. ACRES seeks to attract qualified, diverse talent, and partnerships with external Diversity, Equity & Inclusion (“DEI”) focused organizations. Our partnership with Project Destined, as discussed above, provides underserved youth with the ability to gain and finetune technical, financial and leadership skills and gives us the opportunity to source diverse talent.
•
Our diversity initiatives are applicable, but not limited, to our practices and policies on recruitment and selection, compensation and benefits, professional development and training, promotions, transfers, social and recreational programs, and the ongoing development of a work environment built on the premise of gender and diversity equity.
•
24% of ACRES’ employees are women and 11% of ACRES’ women hold a position on ACRES’ senior leadership team.
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13% of ACRES’ employees are minorities and 22% hold a position on the ACRES’ senior leadership team.
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25% of our named executive officers are female and 25% of our named executive officers are minorities.
•
In 2021, with the addition of two new directors to our Board, we increased our gender and racial diversity on the Board.

Employee Engagement, Training and Development

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ACRES runs approximately six training programs annually for its employees, including training in diversity, equity and inclusion, anti-money laundering, cybersecurity and sexual harassment.
•
ACRES conducts an annual compliance training program in addition to an initial onboarding training designed to familiarize its employees and personnel with compliance policies and procedures and certain regulatory issues that may arise, including but not limited to topics such as confidentiality, data protection and privacy, communications, code of ethics and fiduciary duties.
•
ACRES offers a wide range of educational and professional development opportunities to help employees advance their careers and maximize the impact they can add to ACRES. Employees are offered opportunities in a number of areas, including professional development and are offered an annual stipend to use toward the professional development of their choosing.

Employee Benefits

•
ACRES’ employee benefits are comprehensive and competitive. In addition to robust health and retirement offerings, ACRES provides its employees with a wide variety of quality of life benefits, including life insurance for employees and their families, flexible spending account and dependent care account policies, a commuter subsidy program, an educational assistance program and reimbursement of costs for pursuing and maintaining job-related professional licenses, and membership in career- related professional organizations and associations.

Community

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We are committed to making a meaningful difference in the communities in which we operate. We have made charitable contributions to support a local organization near our headquarters whose mission is to end hunger and reduce food waste on Long Island, New York.

Governance — We are committed to strong alignment with our stakeholders in governance, ethics, and compliance. We operate under a code of business conduct and ethics, and all ACRES employees are required to undertake compliance training annually.

Board Composition and Effectiveness

•
We seek to ensure that our Board is composed of members whose experience, qualifications, attributes and skills, allow the Board to execute its oversight responsibilities.
•
Our Board comprises a majority of independent Board members (seven out of the nine director nominees are independent) and each of its committees, with the exception of the Investment Committee, is composed solely of independent directors.
•
The Board conducts regular meetings of independent directors without management and with independent auditors.
•
Directors maintain open communication and strong working relationships among themselves and regular access to management.
•
Directors conduct a robust annual Board and committee self-assessment process.
•
In early 2022, we emphasized our commitment to corporate citizenship and sustainability by expanding the Nominating and Governance Committee to become the Nominating and ESG Committee and updated its charter to reflect its broader responsibilities.

Governance Policies

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We have a policy prohibiting speculative trading in our securities with a prohibition on the pledging and hedging of our securities.
•
We have a whistleblower policy, which sets forth procedures for making anonymous reports and provides for the protection of anyone making such a report as well as an externally administered whistleblower hotline.
•
We have written Board and Committee Charters with annual self-assessments and reviews of the charters.
•
Our Board is not classified and each of our directors is subject to re-election annually.
•
Our stockholders have the right to amend our bylaws.
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We annually submit “say on pay” advisory votes to stockholders for their consideration and vote.
•
We have a rigorous annual board self-evaluation and director re-nomination process.
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Our Corporate Governance Guidelines limit director membership on other public companies to prevent over-boarding.
•
Our Bylaws include a majority voting standard for the election of directors in uncontested elections.
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Under our Corporate Governance Guidelines, any director who fails to receive the required vote in the uncontested election, shall submit an offer of resignation for consideration by the Nominating and ESG Committee.
•
Our Corporate Governance Guidelines provide for the separation of the offices of Chairman and Chief Executive Officer and we believe separating these positions provides the most effective leadership structure. It allows our Board to benefit from having two strong voices bringing separate views and perspectives.
•
We have no poison pill.

Independent Auditor

•
Grant Thornton LLP has served as our independent auditor since 2005 and we have received an unqualified opinion each year. In compliance with auditing standards set forth by the Public Company Accounting Oversight Board in the U.S., Grant Thornton LLP has rotated the audit partner responsible for signing our financial statements at least every five years. The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor and is also involved in selecting the lead audit partner.
•
For information regarding the fees we paid to Grant Thornton LLP in 2022 and 2021 and our approval procedures relating to Grant Thornton LLP’s fees, see “Proposal 4 – Ratification of the Appointment of Independent Registered Public Accounting Firm.”

Financial Disclosures

•
We maintain “disclosure controls and procedures,” as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, that are designed to ensure that information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Anti-Corruption and Related Due Diligence

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ACRES completes an anti-corruption review prior to the origination of a loan, typically including the commission of global OFAC and politically exposed person searches of all relevant individuals and entities, and requires documentary provisions such as representations and warranties, covenants, indemnities and other provisions governing anti-corruption, anti-money laundering and anti-terrorism compliance.
•
ACRES conducts risk-based due diligence on transaction counterparties as part of a robust “know your customer” governance process. The diligence team typically obtains background and due diligence searches through reputable third-party search companies, the scope of which includes OFAC, anti- money laundering compliance, litigation, bankruptcy, judgments, the Uniform Commercial Code and other public registry filings.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics applicable to all directors, officers and employees. We will provide to any person without charge, upon request, a copy of our code of business conduct and ethics. Any such request should be directed to us as follows: ACRES Commercial Realty Corp., 390 RXR Plaza, Uniondale, NY 11556, Attention: Secretary. Our code of business conduct and ethics is also available on our website at www.acresreit.com.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee consisted of Messrs. Kessler, Levin and Neff during fiscal year 2022. None of them was an officer or employee of ours or any of our subsidiaries or affiliated companies during fiscal year 2022 or was formerly an officer or employee of ours, with the exception of Mr. Kessler who served as an officer until 2009. None of our executive officers was a director or executive officer of any entity of which any member of the Compensation Committee was a director or executive officer during fiscal year 2022.

Report of the Audit Committee

The Audit Committee has approved the following report.

In connection with its function of overseeing and monitoring the Company’s financial reporting process, and the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 Annual Report”), the Audit Committee has:

•
reviewed and discussed the Company’s consolidated financial statements to be included in the 2022 Annual Report with the Company’s management;
•
discussed with the Company’s independent registered public accounting firm, Grant Thornton, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC;
•
received the written disclosures and the letter from Grant Thornton required by applicable requirements of the PCAOB regarding Grant Thornton’s communications with the audit committee concerning independence, and has discussed with Grant Thornton the independence of Grant Thornton; and
•
based on the review and discussions referred to above, recommended to the Board of Directors that the consolidated audited financial statements be included in the 2022 Annual Report for filing with the SEC.

The Audit Committee has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

The Audit Committee of the Board of Directors:

P. Sherrill Neff, Chairman

Karen Edwards

William B. Hart

Steven J. Kessler

2022 DIRECTOR COMPENSATION

In this section we describe, or reference, our compensatory arrangements with all persons who served as directors on our Board in 2022. These arrangements include (a) our arrangements with a director who is also a named executive officer, or NEO (defined below), (b) our compensation packages for our directors who are independent and are compensated for their services as a director, and (c) our arrangements with directors who are affiliated with our Manager. Our arrangements with Mr. Fogel, who is a NEO as well as a director, is further described below under “Executive Compensation.” Our arrangements with our non-employee directors are described in this section. As described below in “Certain Relationships and Related Party Transactions,” we are an externally managed REIT and, on July 31, 2020, our management contract was acquired from the Prior Manager (defined below) by the Manager (the “ACRES Transaction”). In connection with the ACRES Transaction, two directors affiliated with the Manager, Messrs. Fentress and Fogel, were appointed to the Board. The arrangements with these directors are described in this section in the footnotes to the table below.

Beginning in 2021, non-employee directors receive an annual $100,000 cash retainer for their compensation, paid quarterly, plus the cash compensation they receive for serving on various committees. The annual pay package is designed to attract and retain highly-qualified, independent directors to represent our stockholders. In addition, the members of the Investment Committee (Messrs. Ickowicz and Kessler) each received an additional $30,000 in cash, the members of the Audit Committee (Messrs. Neff, Hart and Kessler and Ms. Edwards) each received an additional $10,000 in cash and the members of the Compensation Committee (Messrs. Kessler, Levin and Neff) each received an additional $5,000 in cash. In addition, the chairmen of the Audit Committee and the Compensation Committee (Messrs. Neff and Kessler, respectively) each received an additional $5,000 in cash for service as chairmen of those committees.

Directors are also eligible for restricted stock grants that are tied to our achievement of performance parameters using our book value as a benchmark. See “Compensation Discussion and Analysis” below.

The following table sets forth director compensation for each of our directors who served at any time during 2022:

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Karen Edwards	$110,000	$56,430	$166,430
William B. Hart	110,000	56,430	166,430
Gary Ickowicz	130,000	56,430	186,430
Steven J. Kessler	150,000	56,430	206,430
Murray S. Levin	105,000	56,430	161,430
P. Sherrill Neff	120,000	56,430	176,430
Dawanna Williams	100,000	56,430	156,430
Andrew Fentress(2)	—	—	—
Mark S. Fogel(2)	—	—	—

(1)
This column reflects the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718, based on the closing price of the Company’s common stock on the grant date. On May 16, 2022, Messrs. Hart, Ickowicz, Kessler, Levin and Neff and Mss. Edwards and Williams were each granted 4,762 restricted shares valued at $11.85 per share, the closing price on that day in connection with the achievement of the Company’s reported book value threshold.
(2)
Messrs. Fentress and Fogel do not receive compensation for their service as directors. In connection with the ACRES Transaction, Messrs. Fentress and Fogel were appointed as directors. Messrs. Fentress and Fogel are compensated by our Manager, which receives management fees and reimbursement of certain expenses from us pursuant to the Management Agreement. See “Certain Relationships and Related Party Transactions.” Messrs. Fentress and Fogel will receive no other compensation for their services other than incentive awards which may be granted in the future.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program for 2022. We use our executive compensation program to attract, motivate and retain our named executive officers (“NEOs”) and other executives. In particular, we will explain how the Compensation Committee of the Board made 2022 compensation decisions for our NEOs:

•
Mark S. Fogel, our Chief Executive Officer and President;
•
David J. Bryant, our Senior Vice President, Chief Financial Officer and Treasurer;
•
Jaclyn A. Jesberger, our Chief Legal Officer, Senior Vice President and Secretary; and
•
Eldron C. Blackwell, our Vice President and Chief Accounting Officer.

Objectives of Our Compensation Program

As described below in “Certain Relationships and Related Party Transactions,” we are an externally managed REIT and, on July 31, 2020, we completed the ACRES Transaction whereby our management contract (the “Management Agreement”) was acquired from Exantas Capital Manager Inc. (the “Prior Manager”). Under our Management Agreement as in effect with the Prior Manager and the Manager during 2020, the manager is required to provide us with a management team, including a Chief Executive Officer and President, along with appropriate support personnel, to provide the management services to be provided by the manager to us. The Management Agreement also provides that the members of that team will devote such of their time to our management as may be reasonably necessary and appropriate, commensurate with our level of activity from time to time. However, the Management Agreement requires that the Manager provide us with a Chief Financial Officer who shall be fully dedicated to us and a sufficient amount of services of additional accounting, finance and investor relations professionals. The Management Agreement provides that, without regard to the amount of compensation received under the Management Agreement by the Manager, the Manager bears the expense of the wages, salaries and benefits of the Manager’s officers and employees, with the exception that we bear the expense of the Chief Financial Officer and the professionals and employees of any defined ancillary operating subsidiaries we may establish, in proportion to their percentage of time dedicated to our operations.

As a result of these arrangements under the Management Agreement, we do not have any employees. All of our NEOs are employees of our Manager provided to be part of our management team. We have not paid, and do not intend to pay, any cash compensation to our NEOs. Pursuant to these arrangements, we reimburse our Manager for the wages, salary and benefits paid to certain of our NEOs in proportion to their time allocated to our business as described below under “Setting Executive Compensation – Manager and Company Roles.”

In previous years, we have made equity incentive awards to our NEOs from time to time. Our philosophy and process in making these awards are described below under “Setting Executive Compensation – Company Equity Incentives.”

Setting Executive Compensation

Manager and Company Roles. Our NEOs are employees of our Manager and the determination of the base salary and cash incentive compensation paid to our NEOs is made solely by our Manager. The base salaries and cash incentive compensation paid to our Chief Financial Officer are presented to the Compensation Committee for approval. The Compensation Committee also approved the allocated portion of our Chief Accounting Officer’s and Chief Legal Officer’s base salary and bonus that were allocated to us for 2022. The analyses and determinations for our NEOs’ compensation are not based upon any particular compensation matrix or formula, but are instead based upon qualitative evaluations of their contributions to the Company.

Pursuant to the Management Agreement, we reimburse our Manager for the wages, salary and benefits paid to our Chief Financial Officer. Our Manager has allocated a portion of our Chief Accounting Officer’s and Chief Legal Officer’s salary to us for reimbursement and we also reimburse our Manager for the wages, salaries and benefits of certain of its employees who provide services to us. Subject to the exceptions noted above, our Manager bears the expense of the wages, salaries and benefits of the Manager’s officers and employees providing service to us.

We pay fees to our Manager pursuant to the Management Agreement, and although we do not control how such fees are allocated by ACRES Capital or our Manager, we believe that an unspecified portion of the base salary and cash incentive compensation paid to our NEOs is derived from fees paid by us. As discussed above, the Management Agreement does not require our NEOs to dedicate a specific amount of time to fulfilling the Manager’s obligations to us under the Management Agreement (except for our Chief Financial Officer who shall be fully dedicated to us) and does not require a specific amount or percentage of fees paid to the Manager to be allocated to the NEOs. Our Manager does not compensate its employees specifically for such services because these individuals also provide management and other services to other entities that are sponsored, managed or advised by affiliates of the Manager. As a result, the Manager is unable to segregate and identify the portion of the compensation paid or awarded to the NEOs by the Manager that relates solely to their services to us. Accordingly, we disclose the cash amounts paid by ACRES to our NEOs for which we reimburse our Manager and previously reimbursed Resource America prior to the ACRES Transaction, in the Summary Compensation Table below. However, based upon discussions with our Manager, we estimate that the aggregate cash compensation paid to our NEOs that may reasonably be associated with their management of our company totaled approximately $1.5 million in 2022. This aggregate amount represents approximately 14% of the $10.9 million in total base management fees and expense reimbursements paid or accrued by us to our Manager in fiscal year 2022. Of this $10.9 million, we estimate that approximately 10% represented fixed compensation (e.g., salaries) and 4% represented variable compensation (e.g., performance-based bonuses). Our Manager did not use a specific formula to calculate the variable pay portion of our NEOs’ compensation. Generally, our Manager takes into account a number of factors such as the individual’s position, his or her contributions to the business, the performance of the company and market practices, and applies its discretion in considering and weighing such factors.

Company Equity Incentives. Prior to the ACRES Transaction, our Compensation Committee, from time to time, granted equity awards in the form of restricted stock to NEOs pursuant to our omnibus equity compensation plan, as amended from time to time. These awards were designed to align the interests of our NEOs with those of our stockholders, by correlating their compensation to the performance of our stock and by allowing them to share in the creation of value for our stockholders through stock price appreciation and dividends. Our former Chief Executive Officer’s incentive stock compensation was determined by the Compensation Committee. All other grants of our incentive stock compensation were recommended by our Chief Executive Officer for approval by our Compensation Committee. Our Chief Executive Officer provided the Compensation Committee with key elements of our NEOs’ performance during the year and their contribution to the Company to assist the committee in its determinations and approvals. Our Chief Executive Officer, at the Compensation Committee’s request, historically attended committee meetings to provide insight into our NEOs’ performance. These equity awards were subject to time-based vesting requirements designed to promote the retention of management, incentivize long term objectives and achieve strong performance for us.

Subsequent to the ACRES Transaction, the Compensation Committee and the Board determined that issuances of equity would be tied to our achievement of performance parameters using our book value as the appropriate benchmark. We believe that the performance parameters will create alignment of interest between our stockholders and the individuals responsible for our assets including members of the Manager and the independent directors and will also serve to create more transparency for all stockholders. The Compensation Committee will grant up to 333,333 restricted shares under the equity compensation plans when each of the following book value targets are met: $21.00, $24.00, $27.00, $30.00, $33.00 and $36.00. In May 2022, the Compensation Committee issued 10% of the restricted shares permitted to be awarded, to our independent directors, and the remainder of the restricted shares to the Manager when the Company reported a book value of $24.00. The restricted stock grants were all subject to a four-year vesting period and all future grants will be subject to such vesting period. The performance parameters apply to all grants under the equity compensation plans. Our Compensation Committee operates under a written charter adopted by our Board, a copy of which is available on our website at www.acresreit.com.

Elements of Our Compensation Program

As described above, our NEOs do not receive cash compensation from us, however, pursuant to the Management Agreement, we have agreed to reimburse our Manager for certain costs of legal, tax, accounting, consulting, auditing, administrative and other similar services rendered for us. We reimburse ACRES for the wages, salary and benefits of our Chief Financial Officer and a portion of the wages, salary and benefits of our Chief Accounting Officer and Chief Legal Officer as well as certain of Manager’s employees who provide services to us.

Historically, we have made grants of restricted stock to our NEOs, and the restricted stock grants would vest 33.33% per year over three years and have full voting and dividend rights. As discussed above, subsequent to the ACRES Transaction, the Compensation Committee and the Board determined that issuances of equity awards would be tied to our achievement of performance parameters using our book value as the appropriate benchmark. Such restricted stock will be subject to a four-year vesting period. Our NEOs did not receive grants of restricted stock for 2021 nor 2022 compensation.

Compensation and Risks

We believe that the risks material to our business are those that derive from broad-based economic trends and specific trends relating to particular loans, assets securing such loans and properties we hold. We do not believe that these risks are materially affected by, or materially arise from our compensation policies, as our compensation is in the form of equity grants that typically vest over time. We believe this encourages our executives to focus on sustained share price appreciation, rather than short-term results.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis prepared by management. Based on this review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis prepared by management be included in this Proxy Statement and incorporated by reference into our 2022 Annual Report.

The Compensation Committee of the Board of Directors:

Steven J. Kessler, Chairman

Murray S. Levin

P. Sherrill Neff

EXECUTIVE COMPENSATION

Executive Compensation Summary

The following table sets forth certain information concerning the compensation earned for the fiscal years ended December 31, 2022, 2021 and 2020 for our NEOs:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary		Bonus		Stock Awards(1)	All Other Compensation		Total
Mark S. Fogel	2022	$—		$—		$—	$—	(2)	$—
Chief Executive Officer,	2021	—		—		—	—		—
President and Director	2020	—		—		—	—		—

David J. Bryant	2022	$300,000	(3)	$325,000	(3)	$—	$16,520	(4)	$641,520
Senior Vice President	2021	300,000	(3)	475,000	(3)	—	14,845		789,845
Chief Financial Officer and Treasurer	2020	301,305	(3)	325,000	(3)	99,989	29,814		756,108

Jaclyn A. Jesberger	2022	$210,000	(5)	$—		$—	$7,630	(6)	$217,630
Senior Vice President, Chief	2021	314,583	(5)	99,094	(5)	—	11,733		425,410
Legal Officer and Secretary	2020	156,250	(5)	—		—	2,513		158,763

Eldron C. Blackwell	2022	$198,000	(7)	$91,080	(7)	$—	$7,804	(8)	$296,884
Vice President and	2021	200,000	(7)	142,000	(7)	—	6,904		348,904
Chief Accounting Officer	2020	200,392	(7)	85,000	(7)	35,000	20,999		341,391

(1)
Grant date fair value, valued in accordance with FASB Accounting Standards Codification Topic 718 as the closing price of our common stock on the grant date.
(2)
In connection with the ACRES Transaction, effective July 31, 2020, Mr. Fogel was appointed as a director of the Company. Additionally, Mr. Fogel was appointed President and Chief Executive Officer of the Company. As described in his biography above, Mr. Fogel is affiliated with the Manager. Mr. Fogel is compensated by the Manager, which receives management fees and reimbursement of certain expenses from us pursuant to the Management Agreement. Mr. Fogel will receive no other compensation for his services to the Company other than incentive awards which may be granted in the future.
(3)
Commencing on August 1, 2020, Mr. Bryant’s salary, bonus and benefits were paid by ACRES and we have reimbursed ACRES since that time. Prior to the ACRES Transaction, Mr. Bryant’s salary, bonus and benefits were paid by Resource America and we reimbursed Resource America for these costs from October 2009 to July 31, 2020. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.
(4)
Includes a $12,200 matching contribution under ACRES Capital’s 401(k) plan as well as payment for parking.
(5)
Reflects the pro rata portion of Ms. Jesberger’s salary and bonus that we reimbursed to our Manager. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.
(6)
Includes a $4,270 pro rata portion of a matching contribution under ACRES Capital’s 401(k) plan as well as a pro rata portion of Ms. Jesberger’s automobile allowance.
(7)
Commencing on August 1, 2020, Mr. Blackwell’s salary, bonus and benefits were paid by ACRES and we have reimbursed ACRES since that time. Prior to the ACRES transaction, Mr. Blackwell’s salary, bonus and benefits were paid by Resource America and we reimbursed Resource America for these costs from March 2014 to July 31, 2020. Amounts represent salary and bonus earned for the years indicated, but may not have been paid in full in the respective years.
(8)
Reflects a matching contribution under ACRES Capital’s 401(k) plan.

PAY VERSUS PERFORMANCE

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation for Mark Fogel(1)(2)	Summary Compensation for Robert Lieber(2)	Compensation Actually Paid to Mark Fogel(1)(2)	Compensation Actually Paid to Robert Lieber(2)(3)	Average Summary Compensation Total to NEOs(4)	Average Compensation Actually Paid to NEOs(5)	ACR Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)	Net Income (Loss) (in thousands)(8)	Earnings Available for Distribution allocable to common shares (in thousands)(9)
2022	$—	$—	$—	$—	$385,345	$385,345	$23.31	$98.62	$10,426	$10,384
2021	—	—	—	—	521,386	521,386	35.20	131.68	33,923	(457)
2020	—	124,995	—	(94,189)	501,027	339,184	33.78	94.14	(197,713)	(159,287)
(1)
The dollar amounts reported in these columns are the amounts of total compensation reported and actually paid for our Chief Executive Officer (the “PEO”) for each corresponding year, as reported in the “Total” column of the Summary Compensation Table. Mr. Fogel did not receive any compensation directly from the Company as he is compensated by the Manager as discussed above.
(2)
For fiscal year 2020, Mr. Fogel was appointed our Chief Executive Officer effective July 31, 2020 in connection with the ACRES Transaction. Prior to the ACRES Transaction, Mr. Robert Lieber served as our Chief Executive Officer. For fiscal year 2020, only that portion of Mr. Lieber’s compensation that was earned by or paid to him in connection with his role as Chief Executive Officer of the Company is included in the calculation of the total compensation and the “compensation actually paid” to Mr. Lieber.
(3)
In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the amounts reported for Mr. Lieber as summary compensation above. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Lieber during 2020.

			Equity Award Adjustments
Year	Summary Compensation for Robert Lieber	Reported Value of Equity Awards (a)	Value of Equity Awards Granted and Vested in the Year (b)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year (c)	Compensation Actually Paid to Robert Lieber
2020	$124,995	$(124,995)	$23,542	$(117,731)	$(94,189)

(a)
Represents the reversal of the grant date fair value of equity awards as reported in the summary compensation amount for the year.
(b)
Represents the vesting date fair value of equity awards granted and vested during the year.
(c)
Represents the amount of change as of the vesting date (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that vested during the year.

Since we do not have a pension plan, all of the foregoing adjustments are equity award adjustments and include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of such applicable year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any equity awards granted in prior years that are outstanding and unvested as of the end of such applicable year; (iii) for equity awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for equity awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for equity awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on equity awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for such applicable year. Adjustments as provided in clauses (i), (ii), (v) and (vi) are inapplicable for the year presented in the table.

(4)
These amounts reflect the average total compensation reported for the Company’s named executive officers (“NEOs”) as a group (excluding Mr. Fogel and Mr. Lieber) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr. Fogel and Mr. Lieber) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022 and 2021, Mr. Bryant, Ms. Jesberger and Mr. Blackwell; and (ii) for 2020, Mr. Bryant, Ms. Jesberger, Mr. Blackwell, Mr. Matthew Stern (former President) and Mr. Thomas Elliott (former Executive Vice President- Finance and Operations). For 2020, the computation was weighted for the time the NEOs provided services to the Company. Additionally, the 2020 amount excludes compensation paid to Mr. Elliott for services rendered as a director of the Company.
(5)
For 2020, the average was determined based on the NEOs as a group (excluding Mr. Fogel and Mr. Lieber) for whom equity awards were granted. In accordance with the requirements of Item 402(v)(2)(iii) of Regulation S-K, the following adjustments were made to the average compensation paid to the NEOs as a group (excluding Mr. Fogel and Mr. Lieber) as summary compensation above. Importantly, the dollar amounts do not reflect the actual amount of compensation earned by or paid to the applicable NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the below table were made to average total compensation for the NEOs as a group (excluding Mr. Fogel and Mr. Lieber) for each year to determine the “compensation actually paid”, using the same methodology described above in footnote 3. There were no adjustments required for 2022 and 2021.

			Equity Award Adjustments
Year	Average Reported Summary Compensation Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Value of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Compensation Actually Paid to Non-PEO NEOs
2020	$501,027	$(96,242)	$18,127	$(83,728)	$339,184
(6)
Total Shareholder Return ("TSR") is calculated by dividing (a) the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment in the security, and the difference between the Company’s share price at the end and the beginning of the measurement period by (b) the Company’s share price at the beginning of the measurement period.
(7)
The peer group used for this purpose is the FTSE Nareit All REITs, which we also use for purposes of the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2022. The Total Shareholder Return is calculated using the same methodology described above in footnote 6.
(8)
Amounts reported represented the amount of net income reflected in the Company's audited consolidated financial statements for the applicable year.
(9)
For purposes of Item 402(v) of Regulation S-K, we have identified Earnings Available for Distribution ("EAD") as our Company-Selected Metric. EAD is a non-GAAP financial measure that the Company uses to evaluate its operating performance. EAD, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets, (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. EAD may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items.

Tabular List of Performance Measures

The list below includes the three financial performance measures that in our assessment represent the most important financial performance measures used to link compensation actually paid to our NEOs for 2022 to company performance.

Financial Performance Measures
EAD
Book Value
Production

Description of Relationships Between Compensation Actually Paid and Performance

The graphs below describe, in a manner compliant with the relevant rules, the relationship between Compensation Actually Paid and the individual performance measures shown.

Compensation Actually Paid vs. TSR Performance $600,000 $160 $500,000 $140 $400,000 $120 $300,000 $100 $80 $200,000 $60 $100,000 $40 $20 $0 $0 ($100,000) ($20) ($200,000) ($40) Compensation Actually Paid Total Shareholder Return ($100 Investment) 200 2021 2022 Compensation Actually Paid to PEOs Average compensation Actually Paid to NEOs ACR TSR Peer Group TSR

Compensation Actually Paid vs. Net Income $600,000 $50,000 $500,000 $0 $400,000 $300,000 $($50,000) $200,000 ($100,000) $100,000 ($150,000) $0 ($100,000) ($200,000) ($200,000) ($250,000) 2020 2021 2022 Compensation Actually Paid Net Income (in thousands) Compensation Actually Paid to PEOs Average Compensation Actually Paid to NEOs Net Income

Compensation Actually Paid vs. EAD $600,000 $50,000 $500,000 $0 $400,000 $300,000 ($50,000) $200,000 ($100,000) $100,000 ($150,000) $0 ($100,000) ($200,000) ($200,000) ($250,000) 2020 2021 2022 Compensation Actually Paid EAD (in thousands) Compensation Actually Paid to PEOs Average Compensation Actually Paid to NEOs EAD

CEO PAY RATIO

As an externally managed company, we do not have any direct employees. Also, Mr. Fogel, our Chief Executive Officer, does not receive any direct compensation from us for his services and we do not reimburse any affiliate for compensation paid to Mr. Fogel. Accordingly, the CEO to median employee pay ratio is not applicable.

GRANTS OF PLAN-BASED AWARDS TABLE

During 2022, we did not make any restricted stock awards to our NEOs and there were no stock options granted during 2022.

Potential Post-Employment Payments

We do not have employment or severance agreements with any of our NEOs and, except as set forth below, are not obligated to make any payments to our NEOs upon termination of employment. Pursuant to our stock award agreements, in the event that any NEO’s service is terminated (except in the case of death or disability), all unvested stock awards will immediately be forfeited by the NEO unless otherwise approved by the Compensation Committee at the time of termination. Additionally, if any NEO commits any act of malfeasance or wrongdoing affecting us or our affiliates, breaches any covenant not to compete or an employment contract with us or an affiliate or engages in conduct that would warrant its discharge for cause, all unvested stock awards will immediately be forfeited.

Anti-Hedging and Pledging Policies

We have a policy prohibiting directors, officers and employees from speculative trading in our securities, including hedging transactions, short selling, trading in put options, call options or other derivative securities or holding our securities in margin accounts. Our policy also prohibits directors, officers and employees from pledging our securities as collateral for a loan, except in certain limited circumstances and subject to prior approval by our Chief Legal Officer. To our knowledge, all such individuals are in compliance with these policies.

Say on Pay Vote

At our 2022 annual meeting of stockholders, we provided our stockholders with the opportunity to vote to approve, on a non-binding advisory basis, our executive compensation. The description of the compensation of our NEOs in our proxy statement for our 2022 annual meeting included, and this Proxy Statement includes, additional information relating to the portion of the management fee that was allocated to aggregate NEO compensation as well as the proportion of fixed versus variable pay. Approximately 94% of the votes cast at our 2022 annual meeting of stockholders voted in favor of our executive compensation as described in our proxy statement for the 2022 annual meeting of stockholders. We believe this reflects general stockholder support for our executive compensation program and philosophy. Based upon this feedback, the Compensation Committee determined to continue our current compensation practices as described herein.

Equity Compensation Plan Information

The following table summarizes certain information about our 2005 Stock Incentive Plan and Third Amended and Restated Omnibus Equity Compensation Plan and ACRES Commercial Realty Corp. Manager Incentive Plan, our only compensation plans under which our equity securities are authorized for issuance, as of December 31, 2022.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders:
Restricted stock(1)	583,333	N/A
Equity compensation plans not approved by security holders	N/A	N/A
Total	583,333		1,034,155

(1)
All restricted stock awards consist of unvested shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationships and Related Party Transactions

Relationship with ACRES. Our Manager is a subsidiary of ACRES Capital Corp., a private commercial real estate lender exclusively dedicated to nationwide middle market CRE lending with a focus on multifamily, student housing, hospitality, industrial and office property in top US markets. Andrew Fentress, our Chairman, serves as Managing Partner, and is a shareholder and board member of ACRES Capital Corp. and Mark Fogel, our President, Chief Executive Officer and Director, serves as its Chief Executive Officer and President and is also a shareholder and board member.

Management Agreement

We have a Management Agreement with our Manager pursuant to which our Manager provides the day-to-day management of our operations. The agreement was amended and restated on July 31, 2020 in connection with the ACRES Transaction and further amended on February 16, 2021 and May 6, 2022. The Management Agreement requires our Manager to manage our business affairs in conformity with the policies and investment guidelines established by our Board. Our Manager provides its services under the supervision and direction of our Board. Our Manager is primarily responsible for the selection, purchase and sale of our portfolio investments, our financing activities and providing us with investment advisory services. Our Manager and its affiliates also provide us with a Chief Financial Officer and a sufficient number of additional accounting, finance, tax and investor relations professionals. Our Manager receives fees and is reimbursed for its expenses as follows:

•
A monthly base management fee equal to 1/12th of the amount of our equity multiplied by 1.50%; provided, however, that for each calendar month through July 31, 2022, such fee was equal to a minimum of $442,000. At December 31, 2022, the calculated fee was in excess of the minimum fee charged. Under the Management Agreement, “equity” is equal to the net proceeds from issuances of shares of capital stock (or the value of common shares upon the conversion of convertible securities), after deducting any underwriting discounts and commissions and other expenses and costs relating to such issuance, plus or minus our retained earnings (excluding non-cash equity compensation incurred in current or prior periods) less all amounts we have paid for common stock and preferred stock repurchases. The calculation is adjusted for one-time events due to changes in GAAP, as well as other non-cash charges, upon approval of our independent directors.
•
Incentive compensation, calculated quarterly until the quarter ended December 31, 2022 as follows: (A) 20% of the amount by which our Earnings Available for Distribution (“EAD”) (as defined in the Management Agreement) for a quarter exceeds the product of (i) the weighted average of (x) the book value divided by 10,293,783 and (y) the per share price (including the conversion price, if applicable) paid for our common shares in each offering (or issuance, upon the conversion of convertible securities) by us subsequent to September 30, 2017, multiplied by (ii) the greater of (x) 1.75% and (y) 0.4375% plus one-fourth of the Ten Year Treasury Rate for such quarter; multiplied by (B) the weighted average number of common shares outstanding during such quarter; subject to adjustment (a) to exclude events pursuant to changes in GAAP or the application of GAAP as well as non-recurring or unusual transactions or events, after discussion between the Manager and our independent directors and approval by a majority of our independent directors in the case of non-recurring or unusual transactions or events, and (b) to deduct an amount equal to any fees paid directly by a TRS (or any subsidiary thereof) to employees, agents and/or affiliates of our Manager with respect to profits of such TRS (or subsidiary thereof) generated from the services of such employees, agents and/or affiliates, the fee structure of which shall have been approved by a majority of our independent directors and which fees may not exceed 20% of the net income (before such fees) of such TRS (or subsidiary thereof).

With respect to each fiscal quarter commencing with the quarter ending December 31, 2022, an incentive management fee calculated and payable in arrears in an amount, not less than zero, equal to:

•
for the first full calendar quarter ending December 31, 2022, the product of (a) 20% and (b) the excess of (i) our EAD for such calendar quarter, over (ii) the product of (A) our book value equity as of the end of such calendar quarter, and (B) 7% per annum;

•
for each of the second, third and fourth full calendar quarters following the calendar quarter ending December 31, 2022, the excess of (1) the product of (a) 20% and (b) the excess of (i) our EAD for the calendar quarter(s) following September 30, 2022, over (ii) the product of (A) our book value equity in the calendar quarter(s) following September 30, 2022, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the prior calendar quarter(s) following September 30, 2022 (other than the most recent calendar quarter); and
•
for each calendar quarter thereafter, the excess of (1) the product of (a) 20% and (b) the excess of (i) our EAD for the previous 12-month period, over (ii) the product of (A) our book value equity in the previous 12-month period, and (B) 7% per annum, over (2) the sum of any incentive compensation paid to our Manager with respect to the first three calendar quarters of such previous 12-month period; provided, however, that no incentive compensation shall be payable with respect to any calendar quarter unless core earnings for the 12 most recently completed calendar quarters (or such lesser number of completed calendar quarters from September 30, 2022) in the aggregate is greater than zero.
•
Per loan underwriting and review fees in connection with valuations of and potential investments in certain subordinate commercial mortgage pass-through certificates, in amounts approved by a majority of the independent directors.
•
Reimbursement of expenses for personnel of our Manager or its affiliates for their services in connection with the making of fixed-rate commercial loans by us, in an amount equal to one percent of the principal amount of each such loan made.
•
Reimbursement of out-of-pocket expenses and certain other costs incurred by our Manager and its affiliates that relate directly to us and our operations.
•
Reimbursement of our Manager’s (and its affiliates’) expenses for (A) the wages, salaries and benefits of our Chief Financial Officer and (B) a portion of the wages, salaries and benefits of our accounting, finance, tax and investor relations professionals, in proportion to such personnel’s percentage of time allocable to our operations.

Incentive compensation is calculated and payable quarterly to our Manager to the extent it is earned. Up to 75% of the incentive compensation is payable in cash and at least 25% is payable in our common stock. Our Manager may elect to receive more than 25% of its incentive compensation in common stock.

The Management Agreement’s current contract term ends on July 31, 2023, and the agreement provides for automatic one-year renewals on such date and on each July 31 thereafter until terminated in accordance with its terms.

For the year ended December 31, 2022, our Manager earned base management fees of approximately $6.7 million, of which $558,000 was payable as of December 31, 2022. For the year ended December 31, 2022, our Manager earned incentive management fees of $340,000, of which $170,000 was payable at year end in cash and $170,000 was payable at year end in common stock. During the year ended December 31, 2022, we reimbursed our Manager $5.1 million for compensation expenses and costs. Also, at December 31, 2022, we had payables to our Manager pursuant to the Management Agreement totaling approximately $179,000.

On July 31, 2020, ACRES Realty Funding, Inc., formerly RCC Real Estate, Inc., a direct wholly owned subsidiary, provided a $12.0 million loan (the “ACRES Loan”) to ACRES Capital Corp. evidenced by the promissory note from ACRES Capital Corp. The ACRES Loan accrues interest at 3.00% per annum payable monthly. The monthly amortization payment is $25,000. The ACRES Loan matures in July 2026, subject to two, one-year extensions (at ACRES Capital Corp.’s option) subject to the payment of a 0.5% extension fee to ACRES Realty Funding, Inc. on the outstanding principal amount of the ACRES Loan. During the year ended December 31, 2022, we recorded interest income of $348,000 on the ACRES Loan. At December 31, 2022, the ACRES Loan had a principal balance of $11.3 million and had no interest receivable.

During the year ended December 31, 2022, we originated one CRE whole loan with a par value of $38.6 million that was refinanced from a loan originated by affiliates of our Manager. During the year ended December 31, 2022, we acquired 100% equity in one property for $38.6 million, that previously served as collateral for a loan held by an affiliate of our Manager prior to the acquisition.

At December 31, 2022, we retained equity in two securitization entities that were structured for us by our Manager. Under the Management Agreement, our Manager was not separately compensated by us for executing these transactions and was not separately compensated for managing the securitization entities and its assets.

During the year ended December 31, 2022, we co-originated and entered into joint funding agreements with ACRES Loan Origination, LLC, an affiliate of ACRES Capital Corp. and our Manager, on four loan originations, with total initial fundings of $97.2 million.

Relationship with ACRES Share Holdings, LLC. In June 2021, our Manager Incentive Plan was approved by our stockholders, which authorized up to 1,100,000 shares of common stock for issuance to our Manager (less shares of common stock issued or subject to awards under the omnibus equity compensation plan, as amended). ACRES Share Holdings, LLC, an affiliate of ACRES Capital Corp. and the Manager, was granted 299,999 shares during the year ended December 31, 2022, which will vest 25% for four years, on each anniversary of the issuance date. In February 2023, we issued 17,780 shares that were payable to our Manager under the incentive management fee discussed above.

Policies and Procedures Regarding Related Party Transactions

We have established written policies regarding investing in investment opportunities in which our Manager and ACRES has an interest and regarding investing in any investment fund or CLO or CDO vehicles structured, co-structured or managed by our Manager or ACRES.

•
We will not be permitted to invest in any investment fund, CLO or CDO structured, co-structured or managed by ACRES or its affiliates other than those structured, co-structured or managed primarily on our behalf unless approved by a majority of our independent directors. ACRES will not receive base asset management fees allocable to us from any such investment vehicle to the extent we invest in it.
•
Unless approved by a majority of our independent directors, we will not be permitted to enter into any transaction with ACRES or any investment entity or fund managed by ACRES, including but not limited to purchasing any investment from, or selling any investment to, ACRES, except that we may purchase an investment originated by ACRES if it was originated either (i) within 60 days before such investment is acquired by us or (ii) with the specific intent to sell it to us and is approved by the independent directors of the Investment Committee.
•
Investments that may be appropriate for us, on the one hand, and one or more of ACRES or investment funds or entities managed or advised by any of them, on the other hand, are generally required to be allocated between us and such other entities in accordance with ACRES’ allocation policies and procedures in effect from time to time.

Additionally, we have an Allocation Policy with our Manager that contains the policies and procedures for the allocation of investment opportunities between us and as subsidiary of our Manager involving commercial mortgage loans. Commercial loan opportunities are allocated based upon the loan’s purpose, interest rate, proposed duration and available capital. If the loan falls within the general allocation parameters and is suitable for both of us, the loan will be allocated based upon available capital, including the availability of financing.

Except as described above, we have not adopted a policy that expressly prohibits transactions between us and any of our directors, officers, employees, security-holders or affiliates. However, our code of business conduct and ethics prohibits any transaction that involves an actual or potential conflict, except for transactions permitted under guidelines that may be adopted by our Board. No such guidelines have been adopted as of the date of this proxy statement. In addition, our Board may approve a waiver of the code of business conduct and ethics for a specific transaction, which must be reported to our stockholders to the extent required by applicable law or NYSE rules.

PROPOSAL 2: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires our Board to provide our stockholders with the opportunity to vote, on a non-binding, advisory basis, on the compensation of our NEOs as set forth in this proxy statement in accordance with the compensation disclosure rules of the SEC. This proposal is also referred to as the “Say on Pay” vote.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, although we do not pay cash compensation to any of our NEOs, we do reimburse ACRES for the compensation and benefits paid to our Chief Financial Officer, and a portion of the compensation and benefits paid to our Chief Accounting Officer and Chief Legal Officer as well as certain of Manager’s employees who provide services to us. Further, as discussed in the Compensation Discussion and Analysis section, we may make awards under our equity compensation plans upon our achievement of performance parameters to align the interests of our NEOs with those of our stockholders.

This vote is non-binding. However, we highly value the opinions of our stockholders. Accordingly, the Board and the Compensation Committee will take the results of this advisory vote into consideration with respect to future executive compensation arrangements for our NEOs.

For the reasons set forth above, the Board recommends that you vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion of this proxy statement, is hereby approved.”

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE ADVISORY RESOLUTION SET FORTH IN THIS PROPOSAL 2, APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 3: ADVISORY VOTE ON THE FREQUENCY OF VOTES ON THE SAY ON PAY VOTE

As discussed in Proposal 2, the Board values the input of stockholders regarding our executive compensation practices. Section 14A of the Exchange Act requires our Board to invite stockholders to express their views on how frequently advisory votes on executive compensation, such as Proposal 2, should occur. Stockholders can advise the Board on whether such votes should occur once every one year, two years or three years.

This is an advisory vote, and as such it is not binding on the Board. However, the Board will take the results of the vote into account when deciding when to call for the next advisory vote on NEO compensation. This non-binding vote is held at least every six years, and we held our last frequency of the say on pay vote at the 2017 annual meeting of stockholders.

One of the core values and goals of our Board is good corporate governance. In order to achieve this goal, the Board tries to align its interests and the interests of management with those of our stockholders. The Board believes that giving our stockholders an opportunity to voice not only their approval or disapproval of our compensation programs, but their opinion on how frequently these votes are held, will further our goal of good corporate governance and keep us accountable to our stockholders. The Board believes that allowing our stockholders to provide us with their input on our executive compensation philosophy, policies and practices as disclosed in our proxy statement every year is a good corporate governance practice that is consistent with holding the Board accountable to our stockholders and is in the best interests of our stockholders.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS THAT YOU VOTE FOR “ONE YEAR” AS THE PREFERRED FREQUENCY FOR ADVISORY VOTES ON EXECUTIVE COMPENSATION IN THIS PROPOSAL 3.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our stockholders to ratify the appointment of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2023. Although approval is not required by our Bylaws or otherwise, the Board is submitting the appointment of Grant Thornton to our stockholders for ratification as a matter of good corporate practice. If the selection of Grant Thornton is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if Grant Thornton is approved, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

We expect that representatives of Grant Thornton will be present at the annual meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

Audit Fees. The aggregate fees billed by Grant Thornton, our independent auditors, for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2022 and 2021 (including a review of internal controls for the years ended December 31, 2022 and 2021 as required under Section 404 of the Sarbanes-Oxley Act of 2002) and for the reviews of the consolidated financial statements included in our Quarterly Reports on Form 10-Q during each of the years then ended were $967,000 and $903,000, respectively.

Audit-Related Fees. The aggregate fees billed by Grant Thornton for audit-related services, pertaining to comfort letters and consents as well as audit services required under a financing arrangement, for the years ended December 31, 2022 and 2021 were $68,000 and $173,000, respectively.

Tax Fees. Fees totaling $119,000 and $79,000 were paid to Grant Thornton for professional services related to tax compliance, tax advice or tax planning for the years ended December 31, 2022 and 2021, respectively.

All Other Fees. We did not incur any fees in 2022 and 2021 for other services not included above.

Audit Committee Pre-Approval Policies and Procedures. The Audit Committee, on at least an annual basis, reviews audit and non-audit services performed by Grant Thornton as well as the fees charged by Grant Thornton for such services. We consider such non-audit fees and services when assessing auditor independence. Our policy is that all audit and non-audit services must be pre-approved by the Audit Committee. All of such services were pre-approved during the year ended December 31, 2022.

THE BOARD OF DIRECTORS HEREBY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP TO AUDIT OUR FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

STOCKHOLDER PROPOSAL OR DIRECTOR NOMINATIONS FOR THE 2024 ANNUAL MEETING

Deadline for Inclusion of Stockholder Proposal or Nomination in 2024 Proxy Statement

A stockholder who desires to include a proposal or director nomination in our 2024 proxy statement must submit such proposal or nomination to our Secretary no later than December 16, 2023. Such items must comply with the eligibility standards promulgated by the SEC and all of the requirements of Rule 14a-8 of the Exchange Act.

Advance Notice Requirement for Stockholder Proposal or Nomination

Under our Bylaws, any stockholder who wishes to nominate a candidate for election as a director or present a proposal at our 2023 annual meeting of stockholders, but not for inclusion in our proxy statement, must deliver written notice to our Secretary no earlier than November 16, 2023 and no later than December 16, 2023. The notice must contain all of the information required by our Bylaws. See below for a summary of the notice requirements. A copy of our Bylaws may be obtained upon request to our Secretary.

Pursuant to our Bylaws, our stockholders may nominate candidates for election to our Board and propose other business to be considered by providing timely notice as follows:

•
The notice must be delivered to our Secretary not earlier than the 150th day and not later than the close of business on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days, a notice to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than the close of business on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of the annual meeting is first made.
•
The notice must set forth: (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any shares of stock of the Company that are beneficially owned by such individual, (C) the date such shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such stockholder and any Stockholder Associated Person (which means (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (b) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder and (c) any person controlling, controlled by or under common control with such Stockholder Associated Person), individually or in the aggregate, including any anticipated benefit to the stockholder and the Stockholder Associated Person therefrom; (iii) as to the stockholder giving the notice and any Stockholder Associated Person, the class, series and number of all shares of stock of the Company that are owned by such stockholder and by such Stockholder Associated Person, if any, and the nominee holder for, and number of, shares owned beneficially but not of record by such stockholder and by any such Stockholder Associated Person; (iv) as to the stockholder giving the notice and any Stockholder Associated Person covered by clauses (ii) or (iii), the name and address of such stockholder, as they appear on the Company’s stock ledger and current name and address, if different, and of such Stockholder Associated Person; and (v) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election as a director or the proposal of other business on the date of such stockholder’s notice.

•
Upon written request by the Secretary or the Board or any committee thereof, any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall provide, within five business days (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board or any committee thereof or any authorized officer, to demonstrate the accuracy of any information submitted by such stockholder.
•
Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to stockholder proposals and director nominations.

ANNUAL REPORT ON FORM 10-K

Our 2022 Annual Report, including the financial statements and management’s discussion and analysis of financial condition and results of operations for the year ended December 31, 2022, are available free of charge on the Investor Relations page on our website at www.acresreit.com. We will provide by mail, without charge, a copy of our annual report at your request. We will also furnish any exhibit to the annual report upon the payment of reasonable fees relating to our expenses in furnishing the exhibit. Such requests should be directed to our Secretary at 390 RXR Plaza, Uniondale, NY 11556.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCAN TO VIEW MATERIALS & VOTE ACRES COMMERCIAL REALTY CORP. 390 RXR PLAZA UNIONDALE, NY 11556 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACRES2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors Nominees For Against Abstain 1a. Karen Edwards 1b. Andrew Fentress 1c. Mark S. Fogel 1d. William B. Hart 1e. Gary Ickowicz 1f. Steven J. Kessler 1g. Murray S. Levin 1h. P. Sherrill Neff 1i. Dawanna Williams The Board of Directors recommends you vote FOR proposal 2: For Against Abstain 2. APPROVE THE NON-BINDING RESOLUTION ON COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. The Board of Directors recommends you vote 1 YEAR on proposal 3: 1 year 2 years 3 years Abstain 3. A NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS. The Board of Directors recommends you vote FOR proposal 4: For Against Abstain 4. RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023. NOTE: IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com ACRES COMMERCIAL REALTY CORP. Annual Meeting of Stockholders June 8, 2023 11:00 AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jaclyn A. Jesberger and Julie H. Wilson, or either of them, as proxies, each with the power to appoint her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACRES COMMERCIAL REALTY CORP. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM EDT on June 8, 2023 virtually at www.virtualshareholdermeeting.com/ACRES2023 or any adjournment or postponement thereof. If you sign your proxy card or voting instruction card with no further instructions, the shares will be voted in accordance with the recommendations of the Board, FOR: the election of all directors in Proposal 1, the approval of the Say on Pay vote in Proposal 2, an annual Frequency Say on Pay vote in Proposal 3, and the ratification of the independent registered public accounting firm in Proposal 4. Continued and to be signed on reverse side